UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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Scholastic Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Scholastic 557 Broadway, New York, NY 10012-3999 (212) 343-6100
www.scholastic.com

SCHOLASTIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Class A Stock and Common Stock:

The Annual Meeting of Stockholders of Scholastic Corporation (the “Company”) will be held via the internet at www.virtualshareholdermeeting.com/SCHL2020 on Wednesday, September 23, 2020 at 9:00 a.m. E.D.T., for the following purposes:

Matters to be voted upon by holders of the Class A Stock

1.	Electing seven directors to the Board of Directors
2.	An advisory vote to approve fiscal 2020 compensation awarded to Named Executive Officers

Matters to be voted upon by holders of the Common Stock

1.	Electing two directors to the Board of Directors

and such other business as may properly come before the meeting and any adjournments thereof.

A proxy statement describing the matters to be considered at the Annual Meeting of Stockholders is attached to this notice. Only stockholders of record of the Class A Stock and the Common Stock at the close of business on July 27, 2020 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we urge you to vote your shares promptly. You can vote your shares in three ways:

•	via the Internet at the website indicated on your proxy card;
•	via telephone by calling the toll free number on your proxy card; or
•	by returning the enclosed proxy card.
By order of the Board of Directors

Andrew S. Hedden
Secretary
August 11, 2020

Important Notice Regarding Availability of Proxy Materials

for the 2020 Annual Meeting of Stockholders to Be Held on September 23, 2020

This Proxy Statement and the Annual Report to Stockholders are available at

www.proxyvote.com

SCHOLASTIC CORPORATION

557 Broadway

New York, New York 10012-3999

________________________

PROXY STATEMENT

________________________

ANNUAL MEETING OF STOCKHOLDERS

September 23, 2020

________________________

SOLICITATION OF PROXIES

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Scholastic Corporation, a Delaware corporation (the “Company”), to be voted at its Annual Meeting of Stockholders (the “Annual Meeting”), which will be held via the internet at www.virtualshareholdermeeting.com/SCHL2020 on Wednesday, September 23, 2020 at 9:00 a.m. E.D.T. and at any adjournments thereof.

The Company has made available to you over the Internet or delivered paper copies of this proxy statement, a proxy card and the Annual Report to Stockholders (of which the Company’s 2020 Annual Report on Form 10-K for the fiscal year ending May 31, 2020 is a part (the “Annual Report”) in connection with the Annual Meeting. The Company is using the rules of the Securities and Exchange Commission (“SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to many of its stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet, as well as to request a paper copy by mail or via email, free of charge, by following the instructions in the notice.

This proxy statement and the accompanying form of proxy, together with the Company’s Annual Report, are being mailed to those stockholders who are not receiving the notice concerning Internet availability on or about August 11, 2020.

Shares represented by each proxy properly submitted, either by the Internet, telephone or mail as indicated on the enclosed form of proxy, will be voted in accordance with the instructions indicated on such proxy unless revoked. A stockholder may revoke a proxy at any time before it is exercised by:

•	delivering to the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date; or

•	providing subsequent Internet or telephone voting instructions; or
•	voting via electronic means at the Annual Meeting.

Any written notice revoking a proxy should be sent to the attention of Andrew S. Hedden, Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, New York 10012-3999.

If you are a Common Stockholder of record submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors.

If you are a Common Stockholder and you hold your shares beneficially through a broker, bank or other holder of record submitting a proxy, and no instructions are specified, your shares will NOT be voted.

If you are a Class A Stockholder submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors.

By submitting a proxy, you authorize the persons named as proxies to use their discretion in voting upon any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

SEC rules permit the Company to deliver only one copy of the proxy statement or the notice of Internet availability of the proxy statement to multiple stockholders of record who share the same address and have the same last name, unless the Company has received contrary instructions from one or more of such stockholders. This delivery method, called “householding,” reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive or have Internet access to separate proxy cards.

If you are a stockholder of record and wish to receive a separate copy of the proxy statement, now or in the future, at the same address, or you are currently receiving multiple copies of the proxy statement at the same address and wish to receive a single copy, please write to or call the Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, NY 10012, telephone: (212) 343-6100.

Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials or notice of Internet availability of the proxy materials and wish to receive a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all stockholders at the shared address in the future.

The cost of soliciting proxies will be borne by the Company. Solicitation other than by mail may be made personally or by telephone, facsimile or e-mail by regularly employed officers and employees who will not be additionally compensated for such solicitation. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.

Voting Securities of the Company

Only holders of record of the Company’s Class A Stock, $0.01 par value (“Class A Stock”), and Common Stock, $0.01 par value (“Common Stock”), at the close of business on July 27, 2020 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 1,656,200 shares of Class A Stock and 32,525,214 shares of Common Stock outstanding.

The Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) provides that, except as otherwise provided by law, the holders of shares of the Class A Stock (the “Class A Stockholders”), voting as a class, have the right to: (i) fix the size of the Board so long as it does not consist of less than fewer (3) nor more than fifteen (15) directors; (ii) elect all the directors, subject to the right of the holders of shares of Common Stock, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board; and (iii) exercise, exclusive of the holders of shares of Common Stock, all other voting rights of stockholders of the Company. The Certificate also provides that, except as otherwise provided by law, the voting rights of the holders of shares of Common Stock are limited to the right, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board.

Each share of Class A Stock and Common Stock is entitled to one vote. No holders of either class of stock have cumulative voting rights. At the Annual Meeting, the Class A Stockholders will vote on the election of seven members of the Board and the holders of Common Stock will vote on the election of two members of the Board. The other proposal set forth in the notice attached to this proxy statement for consideration at the Annual Meeting will be voted on by the Class A Stockholders only. If any other matters were to properly come before the Annual Meeting, they would be voted on by the Class A Stockholders.

The vote required for the election of directors is specified in the description of such proposal. In the election of directors, withheld votes and abstentions have no effect on the vote.  For the purpose of determining whether a proposal has received the required vote, abstentions will not be considered as votes cast and will have no effect. Because none of the shares of Class A Stock are held by brokers, the effect of broker non-votes is not applicable in the case of the Class A Stock. Because the only proposal before Common Stockholders is the election of two directors, the effect of broker non-votes is not applicable in the case of the Common Stock.

The holders of a majority of the shares entitled to vote at the meeting constitute a quorum for the Annual Meeting, provided that, for purposes of matters to be voted upon by the holders of Class A Stock, a quorum is the holders of a majority of the Class A Stock and, for purposes of matters to be voted upon by the holders of Common Stock, a quorum is the holders of a majority of the Common Stock.

Principal Holders of Class A Stock and Common Stock

The following table sets forth information regarding persons who, to the best of the Company’s knowledge, beneficially owned five percent or more of the Class A Stock or the Common Stock outstanding on the Record Date. Under the applicable rules and regulations of the SEC, a person who directly or indirectly has, or shares, voting power or investment power with respect to a security is considered a beneficial owner of such security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A Stock or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Richard Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	1,656,200	100%	5,279,773	(3)	14.9%
Barbara Robinson Buckland
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,068,162		6.2%
Mary Sue Robinson Morrill
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	765,296	46.2%	2,663,247	(4)	8.0%
William W. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,078,191		6.3%
Florence Robinson Ford
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,055,862		6.2%
Andrew S. Hedden
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	1,995,783	(5)	6.0%
Trust under the Will of
Maurice R. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	1,831,712		5.5%
Trust under the Will of
Florence L. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	116,676	7.0%	466,676		1.4%
T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, MD 21202	—	—	2,436,586	(6)	7.5%

	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Amount and Nature of Beneficial Ownership(2)		Percent of Class
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	—	—	4,738,749	(7)	14.6%
Dimensional Fund Advisors LP
Building One
6300 Bee Cave Road
Austin, TX 78746	—	—	2,790,526	(8)	8.6%
The Vanguard Group
100 Vanguard Boulevard
Malvern, PA 19355	—	—	2,584,036	(9)	7.9%
Royce & Associates LP
745 Fifth Avenue
New York, NY 10151	—	—	1,599,000	(10)	4.9%

(1)

Each of Richard Robinson, Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson, Florence Robinson Ford, Andrew S. Hedden and the Trust under the Will of Maurice R. Robinson (the “Maurice R. Robinson Trust”) have filed Statements on Schedule 13G with the SEC (the “13G Filings”) regarding beneficial ownership of Common Stock. Richard Robinson, Chairman of the Board, President and Chief Executive Officer of the Company, Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson and Florence Robinson Ford, all of whom are siblings of Richard Robinson, and Andrew S. Hedden, a director and executive officer of the Company, are trustees of the Maurice R. Robinson Trust, with shared voting and investment power with respect to the shares owned by the Maurice R. Robinson Trust. Under the terms of the Maurice R. Robinson Trust, the vote of a majority of the trustees is required to vote or direct the disposition of the shares held by the Maurice R. Robinson Trust. In addition, Richard Robinson and Mary Sue Robinson Morrill are the co-trustees of the Trust under the Will of Florence L. Robinson (the “Florence L. Robinson Trust”), with shared voting and investment power with respect to the shares owned by the Florence L. Robinson Trust. Any acts by the Florence L. Robinson Trust require the approval of each trustee. Each such trust directly owns the shares attributed to it in the table and each person listed herein as a trustee of such trust is deemed to be the beneficial owner of the shares directly owned by such trust. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of the Class A Stock on the Record Date by the following persons was: Richard Robinson—890,904 shares (sole voting and investment power) and 765,296 shares (shared voting and investment power); Barbara Robinson Buckland—648,620 shares (shared voting and investment power); Mary Sue Robinson Morrill—765,296 shares (shared voting and investment power); William W. Robinson—648,620 shares (shared voting and investment power); Florence Robinson Ford—648,620 shares (shared voting and investment power); Andrew S. Hedden—648,620 shares (shared voting and investment power); Maurice R. Robinson Trust—648,620 shares (sole voting and investment power); and Florence L. Robinson Trust—116,676 shares (sole voting and investment power).

(2)

The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The number of shares of Common Stock and percentage of the outstanding shares of Common Stock for each beneficial owner of Class A Stock assumes the conversion of such holder’s shares of Class A Stock into shares of Common Stock. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of Common Stock on the Record Date by the following holders was: Richard Robinson—2,981,385 shares (sole voting and investment power) and 2,298,388 shares (shared voting and investment power); Barbara Robinson Buckland—236,450 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Mary Sue Robinson Morrill—2,663,247 shares (shared voting and investment power); William W. Robinson—246,479 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Florence Robinson Ford—224,150 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Andrew S. Hedden—164,071 shares (sole voting and investment power) and 1,831,712 shares (shared voting and investment power); Maurice R. Robinson Trust—1,831,712 shares (sole voting and investment power); and Florence L. Robinson Trust—466,676 shares (sole voting and investment power).

(3)

Includes 1,656,200 shares of Common Stock issuable on conversion of the Class A Stock described in Notes 1 and 2 above; 718,782 shares of Common Stock held directly by Mr. Robinson; 1,113,711 shares of Common Stock under options exercisable by Mr. Robinson within 60 days of the Record Date under the Scholastic Corporation 2011 Stock Incentive Plan (the “2011 Plan”); 85,812 shares of Common Stock under options exercisable by Mr. Robinson within 60 days of the Record Date under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”); 13,059 shares of Common Stock with respect to which Mr. Robinson had voting rights on the Record Date under the Scholastic Corporation 401(k) Savings and Retirement Plan (the “401(k) Plan”); 1,183,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 48,820 shares of Common Stock owned by his two sons for which Mr. Robinson does not disclaim beneficial ownership; 68,138 shares of Common Stock owned by the Richard Robinson Charitable Fund and 42,159 RSUs scheduled to vest within 60 days of the Record Date under the Scholastic Corporation Management Stock Purchase Plan (the “MSPP”). Does not include an additional 3,381 unvested RSUs under the MSPP. 673,748 of the shares held directly by Mr. Robinson are pledged to a bank as collateral for a personal loan.

(4)

Does not include an aggregate of 180,832 shares of Common Stock held under Trusts for which Ms. Morrill’s spouse is the trustee for the benefit of their children, 3,010 shares held by her daughter-in-law, 807 shares held by her son and 97,275 shares in an insurance trust for which neither Ms. Morrill nor her spouse are trustees, as to which Ms. Morrill disclaims beneficial ownership.

(5)

Includes 26,903 shares of Common Stock held directly by Mr. Hedden; 117,121 shares of Common Stock under options exercisable within 60 days of the Record Date under the 2011 Plan; 10,000 shares of Common Stock under options exercisable within 60 days under the 2001 Plan; 2,224 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan; 7,823 RSUs scheduled to vest within 60 days of the Record Date under the MSPP; 648,620 shares of Common Stock issuable on conversion of the Class A Stock owned by the Maurice Robinson Trust and 1,183,092 shares of Common Stock owned by the Maurice R. Robinson Trust. Does not include 1,568 unvested RSUs under the MSPP and 2,427 unvested RSUs under the 2011 Plan.

(6)

The information for T. Rowe Price Associates, Inc. (“Price Associates”) is derived from a Schedule 13G Amendment dated February 14, 2020, filed with the SEC reporting beneficial ownership as of December 31, 2019. These shares are owned by various individual and institutional investors, as to which Price Associates serves as investment adviser, and Price Associates holds 2,436,586 shares, with sole dispositive power over all such shares and sole voting power over 758,656 of such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(7)

The information for BlackRock, Inc. (“BlackRock”) is derived from a Schedule 13G Amendment, dated February 3, 2020, filed with the SEC reporting beneficial ownership as of December 31, 2019. BlackRock has the sole power to direct investments with regard to all 4,738,749 shares and the sole power to vote with regard to 4,656,249 of such shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, BlackRock is deemed to be a beneficial owner of these shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds of the sale of, these shares.

(8)

The information for Dimensional Fund Advisors LP (“Dimensional Fund”) is derived from a Schedule 13G Amendment, dated February 12, 2020, filed with the SEC reporting beneficial ownership as of December 31, 2019. Dimensional Fund serves as investment adviser to certain investment companies and as investment manager or subadvisor to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund may act as an advisor or subadvisor to certain Funds. The Funds own these shares, and in its role as investment advisor, subadvisor and/or manager, Dimensional Fund or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over shares owned by the Funds. Dimensional has the sole power to direct investments with regard to all 2,790,526 shares and the sole power to vote with regard to 2,705,334 of such shares. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held in their respective accounts. For purposes of the reporting requirements of the Exchange Act, Dimensional Fund is deemed to be a beneficial owner of these shares; however, Dimensional Fund expressly disclaims that it is, in fact, the beneficial owner of such shares.

(9)

The information for The Vanguard Group (“Vanguard”) is derived from a Schedule 13G Amendment, dated February 10, 2020, filed with the SEC reporting beneficial ownership as of December 31, 2019. Vanguard has the sole power to vote with regard to 34,200 shares, the sole power to direct investments with regard to 2,554,100 shares, the shared power to vote with regard to 4,566 shares and the shared power to direct investments with regard to 29,926 shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Vanguard is deemed to be a beneficial owner of these shares.

(10)

The information for Royce & Associates LP (“Royce”) is derived from a Schedule 13G Amendment, dated February 4, 2020, filed with the SEC reporting beneficial ownership as of December 31, 2019. Royce has the sole power to vote and direct investments with regard to all 1,599,000 shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Royce is deemed to be a beneficial owner of these shares.

Change of Control Arrangement for Certain Class A Stockholders

Pursuant to an agreement dated July 23, 1990 between the Maurice R. Robinson Trust and Richard Robinson, the Maurice R. Robinson Trust has agreed that if it receives an offer from any person to purchase any or all of the shares of Class A Stock owned by the Maurice R. Robinson Trust and it desires to accept such offer, Richard Robinson will have the right of first refusal to purchase all, but not less than all, of the shares of Class A Stock that such person has offered to purchase for the same price and on the same terms and conditions offered by such person. In the event Richard Robinson does not elect to exercise such option, the Maurice R. Robinson Trust shall be free to sell such shares of Class A Stock in accordance with the offer it has received. In addition, if Richard Robinson receives an offer from any person to purchase any or all of his shares of Class A Stock and the result of that sale would be to transfer to any person other than Richard Robinson or his heirs voting power sufficient to enable such other person to elect the majority of the Board, either alone or in concert with any person other than Richard Robinson, his heirs or the Maurice R. Robinson Trust (a “Control Offer”), and Mr. Robinson desires to accept the Control Offer, the Maurice R. Robinson Trust will have the option to sell any or all of its shares of Class A Stock to the person making the Control Offer at the price and on the terms and conditions set forth in the Control Offer. If the Maurice R. Robinson Trust does not exercise its option, Mr. Robinson will be free to accept the Control Offer and to sell his shares of Class A Stock in accordance with the terms of the Control Offer. If the Maurice R. Robinson Trust exercises its option, Mr. Robinson cannot accept the Control Offer unless the person making the Control Offer purchases the shares of Class A Stock that the Maurice R. Robinson Trust has elected to sell.

Delinquent Section 16(a) Beneficial Ownership Reports

During the fiscal year ended May 31, 2020, the Company had one Section 16(a) report that was delinquent, which was a sale made by Dr. Alonso, information concerning which was not directed to the appropriate person at the Company as a result of internal error. Such report was filed immediately upon receipt of the information by the appropriate person.

Share Ownership of Management

On the Record Date, July 27, 2020, each director and Named Executive Officer reported under the caption “Executive Compensation” and all directors and executive officers as a group beneficially owned shares of the Class A Stock and Common Stock as set forth in the table below. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or will become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock			Common Stock
Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Directors
Richard Robinson	1,656,200	(2)	100%	5,279,773	(3)	14.9%
Andrés Alonso	—		—	16,861	(4)	*
James W. Barge	—		—	45,493	(5)	*
Mary Beech	—		—	8,817	(6)	*
John L. Davies	—		—	8,817	(6)	*
Andrew S. Hedden	648,620	(2)	39.2%	1,995,783	(7)	6.0%
Peter Warwick	—		—	22,788	(8)	*
Margaret A. Williams	—		—	39,577	(9)	*
David J. Young	—		—	18,822	(10)	*
Named Executive Officers
Richard Robinson	1,656,200	(2)	100%	5,279,773	(3)	14.9%
Kenneth J. Cleary	—		—	41,646	(11)	*
Sasha Quinton	—		—	0		*
Iole Lucchese	—		—	139,658	(12)	*
Satbir Bedi	—		—	78,567	(13)	*
All directors and executive officers as a group (14 persons)	1,656,200	(2)	100%	5,959,266	(14)	16.5%

*	Less than 1.0%
(1)	Except as indicated in the notes below, each person named has sole voting and investment power with respect to the shares shown opposite his or her name.
(2)

See the information with respect to Richard Robinson and Andrew S. Hedden under “Principal Holders of Class A Stock and Common Stock” above. The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis.

(3)	See the information with respect to Richard Robinson under “Principal Holders of Class A Stock and Common Stock” above.
(4)

Includes 2,342 shares of Common Stock held directly by Dr. Alonso, 3,831 shares of Common Stock under options exercisable by Dr. Alonso within 60 days of the Record Date under the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan (the “2007 Plan”), 9,316 shares of Common Stock under options exercisable by Dr. Alonso within 60 days of the Record Date under the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan (the “2017 Plan”) and 1,372 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(5)

Includes 16,903 shares of Common Stock held directly by Mr. Barge, 17,902 shares of Common Stock under options exercisable by Mr. Barge within 60 days of the Record Date under the 2007 Plan, 9,316 shares of Common Stock under options exercisable by Mr. Barge within 60 days of the Record Date under the 2017 Plan and 1,372 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan. 14,570 shares of Mr. Barge’s Common Stock held directly are presently used as collateral on a revolving credit line.

(6)

Includes 1,253 shares of Common Stock held directly by such directors, 6,192 shares of Common Stock under options exercisable by such directors within 60 days of the Record Date under the 2017 Plan and 1,372 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(7)	See the information with respect to Andrew S. Hedden under “Principal Holders of Class A Stock and Common Stock” above.
(8)

Includes 5,961 shares of Common Stock held directly by Mr. Warwick, 6,139 shares of Common Stock under options exercisable by Mr. Warwick within 60 days of the Record Date under the 2007 Plan, 9,316 shares of Common Stock under options exercisable by Mr. Warwick within 60 days of the Record Date under the 2017 Plan and 1,372 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(9)

Includes 10,987 shares of Common Stock held directly by Ms. Williams, 17,902 shares of Common Stock under options exercisable by Ms. Williams within 60 days of the Record Date under the 2007 Plan, 9,316 shares of Common Stock under options exercisable by Ms. Williams within 60 days of the Record Date under the 2017 Plan and 1,372 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(10)

Includes 4,558 shares of Common Stock held directly by Mr. Young, 3,576 shares of Common Stock under options exercisable by Mr. Young within 60 days of the Record Date under the 2007 Plan, 9,316 shares of Common Stock under options exercisable under the 2017 Plan and 1,372 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan.

(11)

Includes 4,030 shares of Common Stock held directly by Mr. Cleary, 36,357 shares of Common Stock under options exercisable by Mr. Cleary within 60 days of the Record Date under the 2011 Plan and 1,259 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan. Does not include an additional 2,925 unvested RSUs under the 2011 Plan.

(12)

Includes 29,715 shares of Common Stock held directly by Ms. Lucchese, 106,719 shares of Common Stock under options exercisable by Ms. Lucchese within 60 days of the Record Date under the 2011 Plan, 1,000 shares of Common Stock under options exercisable by Ms. Lucchese within 60 days of the Record Date under the 2001 Plan and 2,224 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan. Does not include an additional 2,427 unvested RSUs under the 2011 Plan.

(13)

Includes 10,127 shares of Common Stock held directly by Mr. Bedi, 66,216 shares of Common Stock under options exercisable by Mr. Bedi within 60 days of the Record Date under the 2011 Plan and 2,224 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan. Does not include an additional 2,427 unvested RSUs under the 2011 Plan.

(14)

Includes 1,656,200 shares of Common Stock issuable on conversion of the Class A Stock described in Notes 1 and 2 under “Principal Holders of Class A Stock and Common Stock” above; 1,183,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 48,820 shares of Common Stock owned by his two sons for which Mr. Robinson does not disclaim beneficial ownership and 68,138 shares owned by the Richard Robinson Charitable Fund. Also includes an aggregate of 837,915 shares of Common Stock held directly by all directors and executive officers as a group; an aggregate of 1,518,967 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2011 Plan; an aggregate of 96,812 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2001 Plan; an aggregate of 52,350 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2007 Plan; an aggregate of 55,964 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2017 Plan; an aggregate of 9,604 RSUs scheduled to vest within 60 days of the Record Date under the 2017 Plan; an aggregate of 10,155 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan; an aggregate of 58,190 RSUs scheduled to vest within 60 days of the Record Date under the MSPP; and an aggregate of 13,059 shares of Common Stock with respect to which members of the group had voting rights as of the Record Date under the 401(k) Plan. Does not include an aggregate of 11,602 unvested RSUs under the MSPP and an aggregate of 23,949 unvested RSUs under the 2011 Plan.

Compensation Committee Interlocks and Insider Participation

No member of the Human Resources and Compensation Committee (the “HRCC”) was at any time during fiscal 2020 an officer or employee of the Company or any of the Company’s subsidiaries nor was any such person a former officer of the Company or any of the Company’s subsidiaries. In addition, no HRCC member is an executive officer of another entity at which an executive officer of the Company serves on the board of directors.

Human Resources and Compensation Committee Report

The HRCC has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Based on this review and discussion, the HRCC recommended to the Board (and the Board has approved) that the CD&A be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

The members of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation have provided this report.

John L. Davies, Chairperson
Peter Warwick
Margaret A. Williams
David J. Young

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s compensation programs for its executive officers and other senior management are administered by the Human Resources and Compensation Committee (“HRCC”), which is composed solely of independent directors as defined by NASDAQ rules. The Company’s overall objective is to maintain compensation programs that foster the short-term and long-term goals of the Company and its stockholders while attracting, motivating and retaining qualified individuals.

The HRCC generally consults with management regarding employee compensation matters. The Company’s Chief Executive Officer, working with the Company’s Human Resources Department, makes annual compensation recommendations to the HRCC for executive officers (other than himself) and senior management, including the Named Executive Officers. The Company’s compensation programs have been adopted in order to implement the HRCC’s compensation philosophy discussed below, while taking into account the Company’s financial position and performance. They have been developed with the assistance of the Human Resources Department, as well as independent executive compensation consultants retained by the HRCC. A description of the composition and procedures of the HRCC is set forth under “Meetings of the Board and its Committees-Human Resources and Compensation Committee” and “Corporate Governance-HRCC Procedures” in “Matters Submitted to Stockholders - Proposal 1: Election of Directors,” below.

The HRCC regularly reviews the Company’s compensation programs and considers appropriate methods to tie the executive compensation program to performance and to further strengthen management’s alignment with stockholders.

Compensation Philosophy and Objectives

Pay Competitively	•

The Company’s goal is to provide a competitive compensation framework, taking into account the financial position and performance of the Company, individual contributions, teamwork, business unit contributions and the external market in which the Company competes for executive talent.

	•	The Company, through competitive compensation policies, strives to foster the continued development of the Company’s operating segments, which in turn builds stockholder value.
	•	In determining the compensation of its Named Executive Officers, the Company seeks to achieve its compensation objectives through a combination of fixed and variable compensation.
•

The Company reviews the executive compensation of a broad group of companies in the publishing, media, technology and education industries for comparative purposes. In addition, the Company considers compensation practices of a compensation peer group for which companies are selected based upon several criteria, including size of company by revenues, relevant industry and other factors.

Pay for Performance	•	The Company’s compensation practices are designed to create a direct link between the aggregate compensation paid to each Named Executive Officer and the overall financial performance of the Company.
•

The performance of a specific business unit for which an executive is responsible may be used to create a link between the achievement of business unit financial goals and the overall financial performance of the Company.

Executives as Stockholders	•

The Company’s compensation practices have also been designed to link a portion of each Named Executive Officer’s compensation opportunity directly to the value of the Common Stock through the use of stock-based awards, including stock options and restricted stock units and, as deemed appropriate, performance-based stock units.

Peer Group Analysis

The Company reviews the compensation practices of selected peer companies to use as a general frame of reference, but it does not formally benchmark its compensation against that of such peer companies. The peer companies to which the Company has looked to gauge its competitiveness for these purposes have included but were not limited to the following: Barnes & Noble Inc., Career Education Corporation, Houghton Mifflin Harcourt Company, Meredith Corporation, Pearson plc, E. W. Scripps Company, Graham Holdings Co., K-12, Inc., and John Wiley & Sons, Inc., which companies constituted the peer group for fiscal 2020.  At its July 2020 meeting, the Board approved a change to remove Barnes & Noble Inc., no longer a publicly-traded entity, from its peer group for fiscal 2021. Additionally, in analyzing its executive compensation, from time to time the Company reviews general industry compensation surveys provided by consulting firms, as well as more focused surveys covering a broad base of media companies.

Components of Executive Compensation

The following chart provides a brief overview of each of the elements of compensation. A more detailed description of each compensation element follows this chart. For fiscal 2021, the impact of the COVID-19 pandemic on the operations and financial position of the Company, as well as on its financial performance, will be an important consideration in compensation determinations in the context of the factors set forth in the chart for each element of compensation.  For fiscal 2020, the consideration of such impact principally related to the factors underlying Annual Performance-Based Cash Bonus Awards and, in terms of certain salary-related actions affecting senior management, including the Named Executive Officers, taken during fiscal 2020, Base Compensation.

Compensation Element	Objective		Key Features
Fixed
Base Salary	•	To establish a fixed level of compensation principally tied to day-to-day responsibilities	•

Base salary is determined taking into account several factors, including current salary, individual job performance, internal equity, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, changes in responsibilities, responsibility for larger, more difficult to manage or more complex initiatives, such as new product development or technology initiatives, or positions that require considerable creative or technical talent, creative marketing capability or digital skills, or the management of those providing such creative content, technical skills or marketing and digital expertise.

Variable
Annual Performance-Based Cash Bonus Awards	•	To provide a reward based upon the achievement of the Company’s financial, operating and strategic goals established for the year	•

Through the use of annual bonus awards, the HRCC ties a significant portion of each Named Executive Officer’s total potential compensation to Company performance and, in the case where the executive officer is responsible for a business unit of the Company, performance of the actual business unit.

Long-Term Incentive Compensation	•	To align the long-term interests of the executives and the Company’s stockholders	•	Stock options, which typically vest ratably over four years, producing value for executives and employees only if the Common Stock price increases over the exercise price.
•

Restricted stock units, which convert automatically into shares of Common Stock on a 1-to-1 basis upon vesting, generally over a four year period, serving as a retention tool, as well as increasing an executive’s stock ownership.

			•	Performance-based stock units, which have been issued on an exceptional basis to a limited number of executives as an incentive for the achievement of specifically defined objectives.

Compensation Element	Objective		Key Features
Other Equity-Based Incentives and Benefit Plans	•	To attract and retain highly qualified talent and maintain market competitiveness	•	The Company’s executives participate in the 401(k) Plan on the same terms as all other employees.
			•	The ESPP provides a method for all employees, including executives, to purchase Common Stock at a 15% discount.
			•	The MSPP permits senior management to defer receipt of all or a portion of their annual cash bonus payments in order to acquire restricted stock units at a 25% discount.

Base Salary

Base salaries are reviewed annually in the context of the HRCC’s consideration of the effect of base compensation on recruiting and retaining executive talent. In establishing each executive officer’s base salary, including those of the Named Executive Officers, the HRCC considers several factors, as described under “Base Salary” in the above chart. In considering annual base salary increases, Company financial performance is also taken into consideration.

Consistent with the Company’s policy for all employees, salaries for executive officers and senior management, including the Named Executive Officers, are reviewed annually in September and any increases, based on the compensation objectives discussed above, are generally effective on October 1 of each year. For fiscal 2020, the HRCC’s independent compensation consultant conducted an annual compensation review of market comparisons using both survey data and information from the most recent proxy statements for the peer group indicated above and, as a result of this review, the HRCC determined that no increases would be made to base salary for any of the Named Executive Officers in fiscal 2020.

Subsequently, in response to the COVID-19 coronavirus pandemic and its immediate financial impact on the Company as a result of school closures, the HRCC, at its March 2020 meeting, approved certain Human Resources initiatives to reduce compensation expense on a company-wide basis.  These measures included reduced workweeks and short term and extended furloughs for non-management employees and a reduced four day workweek, resulting in a 20% pay reduction, for each of the Named Executive Officers, as well as other management-level employees. The base salary for the Named Executive Officers included in the Summary Compensation Table on page 20 reflects this reduction in compensation effective in April 2020, which has subsequently been extended through the first quarter of fiscal 2021 ending August 31, 2020.

Annual Performance-Based Cash Bonus Awards

The HRCC ties a meaningful portion of each Named Executive Officer’s total potential compensation to Company performance, which, in the case of a Named Executive Officer who is responsible for a business unit of the Company, may also include performance of the business unit, generally through the use of annual cash bonus awards. In setting financial and operating performance targets, which are established early in the fiscal year, the HRCC considers Company-wide strategic and operating plans and, where applicable, those of the executive’s business unit. In each case, whether considering the Company as a whole or an executive’s business unit, the HRCC considers the budget for the next fiscal year and sets specific incentive targets that are directly linked to the Company’s financial performance and that of the business unit. The continued focus of the annual bonus element of compensation has been to align the interests of senior management, including the Named Executive Officers, with the Company’s financial, operating and strategic goals for the relevant fiscal year and primarily to encourage the achievement of the Company’s key financial and operating goals for such fiscal year, with the focus on the overall Company performance funding target first being met in order to fund the bonus pool.

Potential bonus awards for senior management, including the Named Executive Officers, and other eligible employees are currently set and determined under the Company’s Management Incentive Plan (“MIP”). Upon the recommendation of the Chief Executive Officer, made at the time annual fiscal year targets are established for purposes of the MIP, targets may also be established to reflect certain other Company objectives, such as revenue growth, expense management, strategic development, organizational effectiveness or demonstration of the achievement of certain cross-departmental Company or specific individual goals.

At its meeting in July 2019, the HRCC initially determined that the MIP design for senior management, including the Named Executive Officers, for fiscal 2020 should be tied to performance-based stock units, rather than cash.  However, as a result of circumstances discussed below, the initial MIP plan employing performance-based stock units in fiscal 2020 was not implemented and, instead, the fiscal 2020 MIP plan design was revised, as described below and as presented to and approved by the HRCC at its December 2019 meeting.

Final Fiscal 2020 MIP Plan Design and Bonuses

In December 2019, upon the recommendation of Company management with the advice of Mercer as management’s compensation consultant, the HRCC, assisted by Pay Governance LLC, the HRCC’s compensation consultant, re-evaluated the use of performance-based stock units as part of the overall compensatory plan for fiscal 2020 with a focus on decreasing the overall annual expense for the Company under the MIP.  As a result of this re-evaluation, the HRCC determined that it was fiscally prudent and in alignment with the basic purpose of the MIP to serve as an annual cash bonus compensation element, as well as in the interests of stockholders, to revise the original fiscal 2020 MIP design in order solely to provide for cash funding of the fiscal 2020 MIP with a reduced total target pool of $8.9 million (excluding any MIP award for the Chief Executive Officer) based upon the achievement of a Company EBITDA target, defined for this purpose as earnings (loss) before interest, taxes, depreciation and amortization, excluding one-time items as detailed in earnings releases or calls and press releases, legal or tax settlements, changes to accounting policies or impaired assets, and, in the case of the Named Executive Officers responsible for business units, applicable divisional operating profit, defined for this purpose as the operating income of the specific business unit for which the Named Executive Officer was responsible.  If 80% of the Company EBITDA target was met, the $8.9 million bonus pool would be funded at 50%, with funding at 100%, if 100% of the target was met, and an upper limit of 150%, if 150% or more of the target was met. Assuming 80% of the EBITDA target was achieved and the bonus pool was funded, 60% of the bonus pool funded amount was to be allocated to the business units based on the achievement of their actual divisional operating profit vs. goal, and 40% of the bonus pool funded amount was to be allocated to staff functions based on meeting their customary MIP targets based on the Company EBITDA, subject to the discretion of the Chief Executive Officer in determining the final amounts of staff bonuses.

In respect to the Named Executive Officers, the table below presents the target bonus payouts stated as a percentage of base salary applicable to them for purposes of the fiscal 2020 MIP:

Name	Target Bonus Payout Amount as a Percentage of Base Salary
Richard Robinson	125%
Kenneth Cleary	70%
Sasha Quinton*	70%
Satbir Bedi	70%
Iole Lucchese	85%

*	Ms. Quinton joined the Company in January 2020 and was eligible for a bonus under the fiscal 2020 MIP, on a pro-rata basis from her date of hire.

The terms of the fiscal 2020 MIP provided that, if the EBITDA target was not met for pool funding purposes, the HRCC would be able to make awards from a discretionary bonus pool funded at up to 20% of the legacy target bonus pool amount to be used for retention purposes for the top 10-20% highest performing employees based upon recommendations to the HRCC resulting from individual performance analyses by the Human Resources Department.

For fiscal 2020, the Company achieved negative EBITDA (as defined) of ($17.3) million, which was 0% of the target amount and below the threshold for bonus payout under the MIP.  The failure to meet the EBITDA target was largely the result of the financial impact of the COVID-19 pandemic on the Company’s fourth quarter of fiscal 2020, which is historically the Company’s largest quarter, principally attributable to the school closings across the United States due to the pandemic.  At its July 2020 meeting, Company management recommended and the HRCC approved the discretionary funding of a $2.0 million bonus pool to be used to reward certain employees in the three divisions that achieved 100% or more of their fiscal 2020 divisional operating profit goals, the Trade, Scholastic Entertainment and Magazines/Teaching Resources/Digital groups.  The only Named Executive Officer to receive a bonus from this discretionary pool was Ms. Lucchese, the President of Scholastic Entertainment, who was awarded a bonus in the amount of $230,200, which is reflected in the Summary Compensation Table on page 20.

Fiscal 2021 MIP

Due to the continuing uncertainty relating to the COVID-19 pandemic and, in particular, the current uncertainty of the nature and pattern of school openings which may emerge at the start of the new school year in September, the HRCC has postponed the review and approval of the MIP design for fiscal 2021 until its September 2020 meeting or such later date as appropriate financial targets for the Company become measurable.

Long-Term Incentive Compensation

The HRCC determines the awards of long-term incentive compensation through equity incentives (in the form of stock options, restricted stock units and performance-based stock units) granted to executive officers, including the Named Executive Officers, and senior management, as well as other eligible employees.

The current practice of the HRCC is to consider:

•	Annual equity grants to key employees, including the Named Executive Officers and other members of senior management, at its regularly scheduled meeting in September.
•	Equity grants at other times depending upon circumstances such as promotions, new hires or special considerations.

From September 2001 through July 2011, equity awards to employees were made under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”), which provided for the grant of non-qualified stock options, incentive stock options, restricted stock and other stock-based awards. Only non-qualified stock options and restricted stock units were granted under the 2001 Plan, which expired in July 2011, and the only Named Executive Officers with options outstanding under the 2001 Plan are Mr. Robinson and Ms. Lucchese. The Company currently makes its grants of stock options, restricted stock units and other stock-based awards under the Scholastic Corporation 2011 Stock Incentive Plan (the “2011 Plan”), which was approved by the Board in July 2011 and by the Class A stockholders in September 2011.

The HRCC has determined that its practice is to generally award restricted stock units tied to vesting and stock options, including a combination of the foregoing in most cases, which determination reflects the desire to maintain a strong long-term equity component in executive compensation and to reduce, through the restricted stock unit component, the number of equity units required to provide such components. Accordingly, in years in which annual equity grants are made, the Company currently intends to utilize grants of stock options, restricted stock units and, on a limited basis, performance stock units, or a combination thereof, to qualified executives, including the Named Executive Officers.

Options to Purchase Common Stock and Restricted Stock Units

As discussed in its 2019 Proxy Statement, the Company was considering granting performance-based stock units in September 2019 to its Named Executive Officers and certain other members of Company management for a portion of his or her annual grant, subject to HRCC approval at its September meeting. However, at its September meeting, it was determined by the HRCC that, based on the Company’s financial performance for fiscal 2019, no annual equity grants would be made for fiscal 2020. Accordingly, at its September meeting, upon the recommendation of Company management, the HRCC approved the suspension of annual equity grants for fiscal 2020, and no grants of restricted stock units or stock options were made to any of the Named Executive Officers during fiscal 2020, other than to Ms. Quinton in connection with her offer of employment, as discussed below.

Accordingly, the only equity grants approved by the HRCC during fiscal 2020 were to newly-hired or promoted employees to fulfill contractual obligations or commitments. These grants were made in the form of stock options, restricted stock units or a combination of both.

Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the fair market value of the Common Stock on the date of grant, calculated as the average of the high and low prices on the date of grant. The Company historically has calculated the exercise price of stock options by this method, which it believes gives a fair market value and eliminates price fluctuations during the day that the grant is made. Stock options granted by the HRCC ordinarily vest in 25% annual installments beginning on the first anniversary of the grant date and expire after ten years, although the grant to Ms. Quinton vests over a three year period.

Restricted stock units granted under the 2011 Plan convert automatically into shares of Common Stock on a one-to-one basis upon vesting. The 2011 Plan does not permit the deferral of restricted stock units and the vesting of restricted stock units is generally in four equal annual installments beginning with the first anniversary of the date of grant, although the grant to Ms. Quinton vests over a three year period. Through vesting and forfeiture provisions, both stock options and restricted stock units create incentives for executive officers and senior management to remain with the Company. Information regarding the equity awards held by the Named Executive Officers as of the end of fiscal 2020 is set forth below in the “Outstanding Equity Awards at May 31, 2020” table on page 24.

Equity Awards for the Chief Executive Officer

Mr. Robinson had previously received a total of 1,499,000 options to purchase shares of Class A Stock pursuant to annual grants during the period 2004 through 2008 under the stockholder-approved Scholastic Corporation 2004 Class A Stock Incentive Plan, of which Mr. Robinson was the only participant (the “Class A Plan”). There are no outstanding options remaining under the Class A Plan and it is now terminated.

Since completion of the program contemplated by the Class A Plan, long-term incentives provided to Mr. Robinson have been considered annually by the HRCC and have been in the form of options to purchase Common Stock. Also, consistent with the above for the other Named Executive Officers, Mr. Robinson did not receive a stock option grant during fiscal 2020. For fiscal 2016 through fiscal 2019, Mr. Robinson was granted options under the 2011 Plan to purchase 137,477 shares of Common Stock, 165,945 shares of Common Stock, 194,750 shares of Common Stock and 116,582 shares of Common Stock, respectively, in each case at the same time as the long-term incentive grants were also awarded to other executive officers and senior management.

Information regarding the equity awards held by Mr. Robinson as of the end of fiscal 2020 is set forth below in the “Outstanding Equity Awards at May 31, 2020” table on page 24.

Compensation Arrangement with Executive Officer

On November 18, 2019, the Company extended an offer of employment (the “Offer”) to Sasha Quinton, Executive Vice President and President, Scholastic Book Fairs.

Under the principal terms of the Offer, Ms. Quinton, who commenced employment at the Company on January 6, 2020, is entitled to receive: (i) a base salary at the rate of $600,000 per year; (ii) three annual equity incentive grants, each with three year vesting, under the 2011 Plan and valued at $500,000 each (60% of each grant to be made in the form of restricted stock units and 40% to be made in the form of non-qualified stock options), such grants to be made in fiscal 2020, 2021 and 2022, respectively, upon approval of the HRCC; (iii) a MIP target bonus percentage of 70% of her base salary; (iv) a one-time cash sign-on bonus of $300,000; and (v) relocation assistance. Information on the compensation received by Ms. Quinton during fiscal 2020 is set forth below in the “Summary Compensation Table” and information regarding the equity award received by Ms. Quinton during fiscal 2020 is set forth below in the “Outstanding Equity Awards at May 31, 2020” table.

Performance Bonus Arrangement for Named Executive Officer

At its September 2019 meeting, the HRCC approved the Company entering into a three-year incentive arrangement for Satbir Bedi, Executive Vice President and Chief Technology Officer of the Company, and authorized management to complete the key performance metrics for such arrangement.  The purpose of the performance bonus arrangement was to recognize Mr. Bedi’s leadership in the development, implementation and deployment of the Company’s technological transformation initiatives and to provide an incentive for the further successful implementation of such initiatives. The arrangement covers a three-year performance period including fiscal years 2019, 2020 and 2021 and provides for an award of performance-based stock units (PSUs) to be issued under the 2011 Plan and to fully vest in their entirety at the end of such three-year period, based on meeting annual performance metrics during each of the three fiscal years covered by the arrangement.

Under the arrangement, the bonus for fiscal 2019 was based solely on the annual savings target for STS/Operations for fiscal 2019.  For each of fiscal 2020 and fiscal 2021, the bonus is based on two metrics:  (i) the annual savings target for STS/Operations for the applicable fiscal year, with a weighting of 60%, and (ii) an Enterprise Initiatives Contribution for the applicable fiscal year, with a weighting of 40%, based on the aggregate achievement for such fiscal year of increased revenues and/or cost savings within the business units resulting from the Company’s technology initiatives as targeted in the budget for the applicable fiscal year.

Pursuant to the arrangement, the achievement of the performance metrics are separately determined as a dollar value on an annual basis, and the final amount of the award will be the sum of the dollar value amounts for the three fiscal years, with the entire award being paid at the end of the three-year period in the form of PSUs having an aggregate dollar value equal to the aggregate dollar values of such annual determinations, which will immediately vest and be settled in shares of Common Stock based on the fair market value of the Common Stock  determined as of the last day of the three-year performance period.  Under the arrangement, Mr. Bedi will be eligible for a potential payout in the range of $200,000 to $600,000, depending on the achievement of the annual targets for the three fiscal years covered by the arrangement, with $400,000 being the target amount of the sum of the annual goals.

For fiscal 2019, the actual STS/Operations annual savings achieved in respect to the applicable metric was 116% of the annual savings target for fiscal 2019, which resulted in a bonus, calculated in accordance with the terms of the performance bonus arrangement, of 140% of the target bonus amount, resulting in a fully accrued bonus amount of $186,667, which will be paid in PSUs at the end of the three-year term.  For fiscal 2020, the actual STS/Operations savings achieved in respect to the first applicable metric was 134% of the annual savings target for fiscal 2020, weighted at 60% of the bonus opportunity, which resulted in a fully accrued bonus amount of $120,000, as no fiscal 2020 targets were established for the second metric, the Enterprise Initiatives Contribution as described above, which had a 40% weighting, for fiscal 2020, and such metric was given no value.  The accrued bonus amount for fiscal 2020 will also be paid in PSUs at the end of the three-year term.  The amounts of $186,667 and $120,000 in respect of Fiscal 2019 and fiscal 2020, respectively, are included in the “Summary Compensation Table” on page 20 herein.

Other Equity-Based Incentives

The Scholastic Corporation Employee Stock Purchase Plan (as amended, the “ESPP”) and the Scholastic Corporation Management Stock Purchase Plan (as amended, the “MSPP”) were designed to augment the Company’s stock-based incentive programs by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP is to encourage broad-based employee stock ownership. The ESPP is offered to United States-based employees, including the Named Executive Officers other than Mr. Robinson. The ESPP permits participating employees to purchase, through after-tax payroll deductions, Common Stock at a 15% discount from the closing price of the Common Stock on the last business day of each calendar quarter. Of the Named Executive Officers, currently only Mr. Cleary and Mr. Bedi participate in the ESPP.

Under the MSPP, which was adopted in 1999 in order to provide an additional incentive for senior management, including the Named Executive Officers, to invest in Common Stock through the use of their cash bonuses paid under the MIP, eligible members of senior management may use such annual cash bonus payments on a tax-deferred basis to purchase restricted stock units (“RSUs”) in the Company at a 25% discount from the lowest closing price as reported on NASDAQ in the fiscal quarter in which the bonus is paid.

With respect to fiscal 2020, senior management participants were permitted to defer receipt of all or a portion of their annual cash bonus payments, which would be used to acquire RSUs at a 25% discount from the lowest closing price of the underlying Common Stock during the fiscal quarter ending on August 31, 2020. The deferral period chosen by the participants could not be less than the three-year vesting period for the RSUs, with the first three years of deferral running concurrently with the vesting period. Upon expiration of the applicable deferral period, the RSUs would be converted into shares of Common Stock on a one-to-one basis. During fiscal 2020, three members of senior management, including Ms. Lucchese, who is a Named Executive Officer, are receiving bonuses from the discretionary pool under the MIP and making deferrals under the MSPP.

Results of Stockholder Advisory Vote on Compensation of Named Executive Officers

At its 2017 Annual Meeting of Stockholders, the Class A Stockholders approved a determination that the Company hold advisory votes on Named Executive Officer compensation once every three years. As a result, the advisory vote on Named Executive Officer compensation in respect of the fiscal 2020 compensation for the Company’s Named Executive Officers, including the policies and practices related thereto, is included in Matters Submitted to Stockholders - Proposal 2: Advisory Vote to Approve Fiscal 2020 Compensation Awarded to Named Executive Officers, below.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended May 31, 2020, 2019 and 2018, as indicated below.

Name and Principal Position	Fiscal Year	Salary(1)(2) ($)	Bonus ($)		Stock Awards(3) ($)		Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compen- sation(7) ($)	Total ($)
Richard Robinson	2020	$940,153		$0	$0		$0	$0	$0	$94,462	$1,034,615
Chairman of the Board,	2019	$1,007,308		$0	$0		$1,609,997	$0	$0	$139,845	$2,757,150
Chief Executive Officer	2018	$970,000		$0	$0		$2,299,998	$515,313	$33,927	$472,487	$4,291,725
and President
Kenneth J. Cleary	2020	$557,308		$0	$0		$0	$0	$0	$10,834	$568,142
Chief Financial Officer	2019	$568,270		$0	$149,989		$100,003	$0	$0	$12,972	$831,234
	2018	$447,116		$0	$104,998		$241,638	$106,250	$0	$11,457	$911,459
Sasha Quinton(8)	2020	$230,769		$300,000	$299,988		$200,011	$0	$0	$220,968	$1,251,736
Executive Vice President,
President, Scholastic Book Fairs
Iole Lucchese(9)	2020	$678,462		$0	$0		$0	$230,200	$0	$12,257	$920,919
Executive Vice President,	2019	$638,462		$0	$149,989		$100,003	$250,000	$0	$12,928	$1,151,382
Chief Strategy Officer,
President, SEI
Satbir Bedi(10)	2020	$605,770	$		$120,000	(11)	$0	$0	$0	$134,944	$860,714
Executive Vice President,	2019	$606,731		$0	$336,656	(11)	$100,003	$0	$0	$143,569	$1,189,959
Chief Technology Officer

(1)

For fiscal 2020, all of the Named Executive Officers, pursuant to the Company’s Covid-related HR initiatives, received a 20% pay reduction and a four day workweek commencing with the final eight weeks of the fiscal quarter ended May 31, 2020.

(2)	For the fiscal year June 1, 2018 through May 31, 2019, there were 27 instead of the usual 26 pay periods.
(3)

Represents the grant date fair value under FASB ASC Topic 718 of awards of restricted stock units granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining the fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2020, 2019 and 2018 for the Named Executive Officers.

(4)

Represents the grant date fair value under FASB ASC Topic 718 of awards of stock options granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2020, 2019 and 2018 for the Named Executive Officers.

(5)

Represents the full amount of the cash bonus actually awarded to the Named Executive Officer with regard to the fiscal year under the MIP, including any amounts deferred at such person’s election and invested in RSUs under the MSPP. For fiscal 2020, Mr. Robinson, Mr. Cleary, Ms. Lucchese and Mr. Bedi elected to invest 100%, 50%, 35%, and 0%, respectively, of his or her fiscal 2020 bonus for the purchase of RSUs; however, only Ms. Lucchese is receiving a bonus under the MIP for fiscal 2020, with her purchase of RSUs under the MSPP to be made on September 1, 2020. Ms. Quinton is not eligible to participate in the MSPP until fiscal 2021. For fiscal 2019, Mr. Robinson, Mr. Cleary, Ms. Lucchese and Mr. Bedi elected to invest 100%, 50%, 0% and 0%, respectively, of his or her fiscal 2019 bonus for the purchase of RSUs; however no cash bonuses were paid to the foregoing who had elected to participate in the MSPP for fiscal 2019. For fiscal 2018, Mr. Robinson elected to invest 20% of his fiscal 2018 bonus for the purchase of RSUs, which occurred on September 4, 2018.

(6)

The Company’s Cash Balance Retirement Plan (the “Retirement Plan”) was terminated, effective September 30, 2016. In fiscal 2018, upon completion of the termination process, all participants in the Retirement Plan received, in accordance with the terms of the Retirement Plan, his or her full balance in an annuity or in a lump sum, with the option to automatically “roll-over” his or her lump sum into the Company’s 401(k) Plan. Accordingly, there was no pension value in fiscal 2020 and fiscal 2019. During fiscal 2018, in connection with the termination of the Retirement Plan, the Named Executive Officers participating in the Retirement Plan received their full balances in the form of an annuity through MassMutual or a lump sum payment.  Amounts for fiscal 2018 for Mr. Robinson represent the difference between the actuarial present value of his accumulated benefit under the Retirement Plan on the Retirement Plan's measurement date used for financial statement purposes for fiscal 2017, May 31, 2017, adjusted for any payments made to him during fiscal 2018, and the purchase price of an annuity with MassMutual.

(7)	All Other Compensation is further described in the table entitled “Summary of All Other Compensation” below.
(8)	Ms. Quinton joined the Company in January 2020. Accordingly, the salary provided herein is for a partial year, and her bonus represents a sign-on bonus, as more fully described on page 18.
(9)	Ms. Lucchese was named as an Executive Officer on June 1, 2016.
(10)	Mr. Bedi joined the Company in April 2012 and was named as an Executive Officer on June 1, 2018.
(11)

Of this amount, $120,000 and $186,667 represent the dollar value amounts accrued in fiscal 2020 and fiscal 2019, respectively, that are associated with performance-based stock units under the three-year incentive arrangement for Mr. Bedi described on page 18 of this proxy statement.

Summary of All Other Compensation

Name	Fiscal Year	401(k) Plan Matching Contributions ($)	Life Insurance Premiums ($)	RSU Cost(1) ($)	Perquisites(2) ($)	Dividend Earnings on vested MSPP RSUs and unvested 2011 Plan RSUs(3) ($)	Total ($)
Richard Robinson	2020	$8,444	$250	$0	$85,768	$0	$94,462
	2019	$8,194	$250	$32,289	$99,112	$0	$139,845
	2018	$7,944	$250	$377,323	$86,970	$0	$472,487
Kenneth J. Cleary	2020	$7,642	$480	$0	$0	$2,712	$10,834
	2019	$9,361	$480	$0	$0	$3,131	$12,972
	2018	$9,361	$480	$0	$0	$1,616	$11,457
Sasha Quinton	2020	$6,369	$200	$0	$214,399	$0	$220,968
Iole Lucchese	2020	$8,562	$480	$0	$0	$3,215	$12,257
	2019	$8,077	$480	$0	$0	$4,371	$12,928
Satbir Bedi	2020	$7,878	$480	$0	$123,371	$3,215	$134,944
	2019	$8,013	$480	$0	$130,721	$4,355	$143,569

(1)

Represents the compensation cost to the Company resulting from the 25% MSPP discount for the restricted stock units purchased by the Named Executive Officer under the MSPP in the year indicated using the bonus that otherwise would have been paid in such year. The compensation cost is computed using the grant date fair values for the purchase dates in fiscal 2019 and 2018 under FASB ASC Topic 718 of $9.55 and $8.95, respectively, multiplied by the number of RSUs purchased in that fiscal year. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report. There was no bonus paid under the MIP in fiscal 2019 to any of the Named Executive Officers who had elected to participate in the MSPP, so there was no purchase of restricted stock units under the MSPP for any of the Named Executive Officers in fiscal 2020.

(2)

For Mr. Robinson, $85,768, $94,989 and $86,970 of the amounts shown for fiscal 2020, 2019 and 2018, respectively, represent a portion or all of the compensation of certain employees who performed administrative services for Mr. Robinson personally from time to time and $4,123 represents club membership dues used partially for personal use in fiscal 2019. For Ms. Quinton, the amount shown for fiscal 2020 represents relocation assistance and temporary housing of $214,399, which includes $62,765 for the related tax gross up, pursuant to her offer of employment, as more fully described on page 18. For Mr. Bedi, the amounts shown for fiscal 2020 and 2019 represent a net housing allowance of $60,000 and related tax gross-up of $63,371 and $70,721, respectively.

(3)

In each of fiscal 2020, 2019 and 2018, the Company made four dividend payments of $0.15 per share on the Common and the Class A Stock. Under the MSPP, all vested RSUs issued thereunder receive dividend earnings. Under the 2011 Plan, restricted stock units are entitled to dividend earnings from the date of grant. This column reflects dividend earnings accrued under both such plans for the periods indicated.

GRANTS OF PLAN-BASED AWARDS

The following table provides information on cash bonus, stock options and restricted stock units granted in fiscal 2020 to each of the Named Executive Officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Award(1)			All Other Stock		All Other Options				Grant Date
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Awards: Number of Shares of Stock or Units(2) (#)		Awards: Number of Securities Underlying Options(2) (#)		Exercise or Base Price of Option Awards(3) ($/sh)	Closing Market Price on Grant Date ($/sh)	Fair Value of Stock and Option Awards(4) ($)
Richard Robinson	—	$303,125	$606,250	$909,375	—		—		—	—	—

Kenneth J. Cleary	—	$100,625	$201,250	$301,875	—		—		—	—	—

Sasha Quinton	—	$105,000	$210,000	$315,000
	3/17/2020						38,837	(5)	$26.51	$25.00	$200,011
	3/17/2020				11,316	(5)				$25.00	$299,988
Iole Lucchese	—	$148,750	$297,500	$446,250	—		—		—	—	—

Satbir Bedi	—	$109,375	$218,750	$328,125	—		—		—	—	—

(1)

Represents the potential amounts of cash bonus that could have been received for fiscal 2020 under the MIP. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the non-equity incentive plan award for Ms. Lucchese under the MIP in fiscal 2020, which will be paid in fiscal 2021. No other cash bonuses are to be paid to any of the Named Executive Officers under the MIP for fiscal 2020.

(2)

As discussed on page 16, the Named Executive Officers did not receive a long term equity grant in fiscal 2020, other than Ms. Quinton pursuant to her offer of employment, as more fully described on page 18.

(3)	The exercise price for all stock options is equal to the average of the high and low Common Stock price as reported on NASDAQ on the date of grant, March 17, 2020.
(4)

This column shows the fair values of restricted stock units and stock options as of the grant dates computed in accordance with FASB ASC Topic 718. The Black-Scholes value per option used to calculate the grant date fair value was $5.15 for the grant received by Ms. Quinton on March 17, 2020.

(5)	Represents restricted stock units or stock options, as applicable, which vest in 33 1/3% increments beginning with the first anniversary from the date of grant.

OUTSTANDING EQUITY AWARDS AT MAY 31, 2020

The following table sets forth certain information with regard to all unexercised options and all unvested restricted stock units held by the Named Executive Officers at May 31, 2020.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Richard Robinson	8/27/2010	85,812	0	$22.81	8/27/2020
	10/7/2011	224,172	0	$28.18	10/7/2021
	9/17/2013	198,789	0	$30.17	9/17/2023
	9/23/2014	182,975	0	$33.87	9/23/2024
	9/21/2015	137,477	0	$43.56	9/21/2025
	9/20/2016	124,458	41,487	$39.16	9/20/2026
	9/19/2017	97,375	97,375	$38.60	9/19/2027
	9/25/2018	29,145	87,437	$42.94	9/25/2028
Kenneth J. Cleary	10/7/2011	2,427	0	$28.18	10/7/2021
	9/23/2014	5,103	0	$33.87	9/23/2024
	9/21/2015	5,149	0	$43.56	9/21/2025
	9/20/2016	4,589	1,530	$39.16	9/20/2026	192	$5,645
	9/19/2017	3,642	3,642	$38.60	9/19/2027	389	$11,437
	12/12/2017	7,826	7,826	$42.02	12/12/2027	893	$26,254
	9/25/2018	2,135	6,405	$42.94	9/25/2028	2,620	$77,028
Sasha Quinton	3/17/2020	0	38,837	$26.51	3/17/2030	11,316	$332,690
Iole Lucchese	8/27/2010	1,000	0	$22.81	8/27/2020
	10/07/2011	10,922	0	$28.18	10/07/2021
	9/17/2013	16,954	0	$30.17	9/17/2023
	9/23/2014	21,194	0	$33.87	9/23/2024
	9/21/2015	15,972	0	$43.56	9/21/2025
	9/20/2016	14,854	4,952	$39.16	9/20/2026	671	$19,727
	9/19/2017	11,734	11,734	$38.60	9/19/2027	1,360	$39,984
	9/25/2018	2,135	6,405	$42.94	9/25/2028	2,620	$77,028
Satbir Bedi	9/17/2013	2,356	0	$30.17	9/17/2023
	9/23/2014	10,204	0	$33.87	9/23/2024
	9/21/2015	11,979	0	$43.56	9/21/2025
	9/20/2016	14,854	4,952	$39.16	9/20/2026	671	$19,727
	9/19/2017	11,734	11,734	$38.60	9/19/2027	1,360	$39,984
	9/25/2018	2,135	6,405	$42.94	9/25/2028	2,620	$77,028

(1)

All stock options that were granted in fiscal 2019 and 2018 vest in 25% increments beginning with the first anniversary of the date of grant. The grant made to Ms. Quinton on March 17, 2020 vests in 33 1/3% increments beginning with the first anniversary of the date of grant.

(2)

The restricted stock units granted in September 2018, December 2017, September 2017 and September 2016 vest in annual 25% increments beginning with the first anniversary of the date of grant. The restricted stock units granted on March 17, 2020 to Ms. Quinton vest in 33 1/3% increments beginning with the first anniversary of the date of grant. The market value of restricted stock unit awards was calculated by multiplying the number of shares of Common Stock underlying the restricted stock units by $29.40, the closing price of the Common Stock on NASDAQ on May 29, 2020, the last business day of fiscal 2020.

OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares of Common Stock acquired during fiscal 2020 upon the exercise of stock options and upon the vesting of restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Richard Robinson	0	$0	0	$0
Kenneth J. Cleary	0	$0	1,876	$72,343
Sasha Quinton	0	$0	0	$0
Iole Lucchese	0	$0	2,826	$109,490
Satbir Bedi	0	$0	2,826	$109,490

(1)

In accordance with SEC rules, the Value Realized on Vesting was computed based on the closing price of the Common Stock as reported on NASDAQ on the vesting dates. Each of Ms. Lucchese and Mr. Bedi had 680 RSUs and Mr. Cleary had 194 RSUs vest on September 19, 2019, and the closing price on that date was $37.84. Each of Ms. Lucchese and Mr. Bedi had 670 RSUs and Mr. Cleary had 191 RSUs vest on September 20, 2019, and the closing price on that date was $39.96. Each of Ms. Lucchese and Mr. Bedi had 603 RSUs and Mr. Cleary had 172 RSUs vest on September 23, 2019, and the closing price on that date was $38.36. Each of Mr. Cleary, Ms. Lucchese and Mr. Bedi had 873 RSUs vest on September 25, 2019, and the closing price on that date was $38.78. Mr. Cleary had 446 RSUs vest on December 12, 2019, and the closing price on that date was $37.93.

Pension Plan

Prior to June 1, 2009, the Company maintained the Scholastic Corporation Cash Balance Retirement Plan for substantially all of its employees based in the United States, including the Named Executive Officers (the “Retirement Plan”). Effective as of June 1, 2009, the Retirement Plan closed to new participants and accrual of future benefits under the Plan ended. The Retirement Plan was terminated, effective September 30, 2016. In fiscal 2018, upon completion of the termination process, all participants in the Retirement Plan received, in accordance with the terms of the Retirement Plan, his or her full balance in an annuity or in a lump sum, with the option to automatically “roll-over” his or her lump sum into the Company’s 401(k) Plan.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth information about the contributions, if any, by the Named Executive Officers under nonqualified deferred compensation arrangements, which relate solely to the MSPP, during fiscal 2020 and the balances thereunder at May 31, 2020.

Name	Executive Contributions in the Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End(1) ($)
Richard Robinson	$0	$1,338,876
Kenneth J. Cleary	$0	$0
Sasha Quinton	$0	$0
Iole Lucchese	$0	$0
Satbir Bedi	$0	$0

(1)

Represents the value of all RSUs held by the Named Executive Officer under the MSPP at May 29, 2020 , the last business day of fiscal 2020, and was calculated by multiplying the number of RSUs held by $29.40, the closing price of the Common Stock on NASDAQ on such date.  Amounts include the Named Executive’s contributions to the MSPP, which were included under Non-Equity Incentive Plan Compensation in the Summary Compensation Table for the fiscal year prior to the contribution.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following discussion and tables describe and quantify the potential payments and benefits that would be provided to each of the Named Executive Officers in connection with a termination of employment or change-in-control under the Company’s compensation plans. Except where noted, the calculations of the potential payments to the Named Executive Officers reflect the assumption that the termination or change-in-control event occurred on May 31, 2020 using, for equity awards, the closing price per share of the Common Stock on May 29, 2020, the last business day of fiscal 2020, of $29.40. The calculations exclude payments and benefits to the extent that they do not discriminate in scope, terms or operation in favor of the Company’s executive officers and are available generally to all salaried employees of the Company. Of the Named Executive Officers, as of May 31, 2020, Mr. Robinson is of retirement age for all of his awards received under the Company’s equity-based plans, including the MSPP, and Mr. Cleary, Ms. Quinton, Ms. Lucchese and Mr. Bedi are not retirement eligible under any of the plans. The Company generally does not enter into employment contracts with its executives and does not have a general severance policy applicable to all employees; however, in connection with an agreed continuation of his employment with the Company, there is a severance arrangement between the Company and Mr. Bedi, the value of which is included in the information presented in the table on page 29 below. Accordingly, except in the case of Mr. Bedi, the Named Executive Officers are entitled to benefits upon termination of their employment or a change-in-control only as provided for in respect of stock options and restricted stock units previously granted under the 2001 Plan and the 2011 Plan and previously purchased RSUs under the MSPP.

409A Limitations. In compliance with Code Section 409A, an executive who is a “specified employee” (generally one of the 50 most highly compensated employees of the Company) at the time of termination of employment may not receive a payment of any compensation that is determined to be subject to Code Section 409A until six months after his or her departure from the Company (including, but not limited to, certain benefit payments on voluntary or involuntary termination and 409A deferred compensation plan benefits).

Change-in-control. None of the MSPP, the 2001 Plan or the 2011 Plan contains provisions that automatically change the terms of any award or accelerate the vesting of any unvested restricted stock unit or stock option upon a change-in-control. However, each of these plans has various provisions that would permit the Board committee responsible for administering such plan to amend, change or terminate the plan and/or the terms of the awards made under the plan or otherwise provide for the (i) acceleration of vesting of restricted stock units, (ii) acceleration of vesting of stock options and/or (iii) conversion of restricted stock units to stock. Because the HRCC (which administers each of these plans) has this power and may, in its discretion, choose to exercise such power in connection with a change-in-control or similar event (such as a merger or consolidation in which the Company is not the surviving entity or the acquisition of the Company’s Common Stock by a single person or group), the Company has presented information in the table on page 29 below regarding potential pay-outs to the Named Executive Officers upon a change-in-control based on the assumption that the HRCC would use its authority to accelerate vesting of restricted stock units and stock options and convert restricted stock units to shares under these plans effective upon a change-in-control of the Company.

MSPP Plan

As described in “Compensation Discussion and Analysis-Other Equity-Based Incentives” above, eligible members of senior management, including the Named Executive Officers, may defer receipt of all or a portion of their annual cash bonus payments received under the MIP through the purchase of RSUs under the MSPP. The following table describes the payment provisions for RSUs under the terms of the MSPP upon a termination of employment of an executive participating in the MSPP.

Status of RSU	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Vested RSUs	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.
Unvested RSUs	RSUs are forfeited and participant receives cash equal to the lesser of the fair market value of the underlying stock or the purchase price of the unvested RSUs.

RSUs are forfeited and participant receives a partial payment in stock and cash. The amount of stock is equal to a percentage of RSUs, with the number of full years of employment since purchase as the numerator and 3 as the denominator, and the remainder is paid in cash at the lesser of the purchase price of the unvested RSUs or the fair market value of the number of shares underlying the unvested RSUs on the date of termination.

			Vesting is accelerated and RSUs convert into stock. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated and RSUs convert into stock.

2001 Plan and 2011 Plan

As described in “Compensation Discussion and Analysis-Options to Purchase Common Stock and Restricted Stock Units” above, the Company has granted to its Named Executive Officers, with the exception of Mr. Robinson who has received only stock options, a combination of stock options and restricted stock units as part of its long-term compensation program.

The following table illustrates the payment provisions upon a termination of employment for stock options and restricted stock units under the 2001 Plan and the 2011 Plan in effect at May 31, 2020.

Type of equity	Voluntary Termination	Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Non-qualified stock options granted under the 2001 Plan and under the 2011 Plan.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options continue to vest. Participant has 3 years from the date of retirement to exercise vested options. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated. Participant or his estate has one year to exercise vested options.
RSUs granted under the 2011 Plan.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Vesting is accelerated and RSUs convert into stock for all RSUs granted more than one year before the date of retirement. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated and RSUs convert into stock.

The table below shows the aggregate amount of potential payments that each Named Executive Officer (or his or her beneficiary or estate) would have been entitled to receive if his or her employment had terminated, or, as noted under “Change-in-control” above, is assumed to receive if a change-in-control had occurred, on May 31, 2020 under the MSPP, the 2001 Plan and the 2011 Plan and, in the case of Mr. Bedi, his severance arrangement with the Company. The amounts shown assume that termination or the change-in-control was effective as of May 31, 2020, and include amounts earned through such time and estimates of the amounts which could otherwise have been paid out to the Named Executive Officers at that time. The actual amounts which would be paid out can only be determined at the time of each Named Executive Officer’s separation from the Company or at the time of a change-in-control. Annual bonuses are discretionary and are therefore omitted from the table.

Name	Voluntary Termination ($)	Termination for Cause ($)	Involuntary (Not for Cause) Termination ($)	Normal Retirement ($)	Death/ Disability ($)	Change-in- Control ($)
Richard Robinson
MSPP(1)	$1,311,894	$1,311,894	$1,329,882	$1,338,876	$1,338,876	$1,338,876
2001 Plan stock options(2)	$565,501	$0	$565,501	$565,501	$565,501	$565,501
2011 Plan stock options(2)	$273,490	$0	$273,490	$273,490	$273,490	$273,490
Total	$2,150,885	$1,311,894	$2,168,873	$2,177,867	$2,177,867	$2,177,867
Kenneth J. Cleary
2011 Plan restricted stock units(3)	$0	$0	$0	N/A	$123,010	$123,010
2011 Plan stock options(2)	$2,960	$0	$2,960	N/A	$2,960	$2,960
Total	$2,960	$0	$2,960	N/A	$125,970	$125,970
Sasha Quinton
2011 Plan restricted stock units(3)	$0	$0	$0	N/A	$332,690	$332,690
2011 Plan stock options(2)	$0	$0	$0	N/A	$112,239	$112,239
Total	$0	$0	$0	N/A	$444,929	$444,929
Iole Lucchese
2011 Plan restricted stock units(3)	$0	$0	$0	N/A	$136,739	$136,739
2001 Plan stock options(2)	$6,590	$0	$6,590	N/A	$6,590	$6,590
2011 Plan stock options(2)	$13,325	$0	$13,325	N/A	$13,325	$13,325
Total	$19,915	$0	$19,915	N/A	$156,654	$156,654
Satbir Bedi
Severance(4)	$0	$0	$625,000	N/A	$0	$0
2011 Plan restricted stock units(3)	$0	$0	$0	N/A	$136,739	$136,739
Total	$0	$0	$625,000	N/A	$136,739	$136,739

(1)

All amounts represent the payout of the restricted stock units held under the MSPP based on the closing price of the Company’s Common Stock on May 29, 2020, the last business day of fiscal 2020, of $29.40 per share. Under the terms of the MSPP, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control” above, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. In the case of termination for cause and voluntary termination, the value is the sum of the closing price of $29.40 per share multiplied by the vested restricted stock units and, for the unvested restricted stock units, the lower of the sum of the purchase price of the unvested restricted stock units or the closing price of $29.40 multiplied by the number of unvested restricted stock units. In the case of involuntary termination, the value is the sum of the vested restricted stock units and a portion of the unvested restricted stock units (based upon the number of full years since purchase divided by three) multiplied by the closing price of $29.40 and the lesser of the purchase price of the remaining unvested restricted stock units or the fair market value of the underlying shares on the date of termination.

(2)

Under the terms of the 2001 Plan and the 2011 Plan, in the event of a merger or consolidation or other change-in-control, the HRCC has the ability to accelerate the vesting of unvested stock options. Accordingly, as noted under “Change-in-control” above, the table above assumes immediate vesting of all outstanding options. Also, in the event of the Named Executive Officer’s death/disability, the vesting of unvested options is accelerated.

(3)

All amounts represent the payout of the restricted stock units held under the 2011 Plan based on the closing price of the Company’s Common Stock on May 29, 2020, the last business day of fiscal 2020, of $29.40 per share. Under the terms of the 2011 Plan, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control”, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. Also, under the terms of the 2011 Plan, all unvested restricted stock units are forfeited in the case of a termination for cause or as a result of a voluntary or involuntary termination.

(4)	Mr. Bedi has a severance arrangement with the Company that provides for a lump sum payment equal to one year’s salary in the event of his involuntary termination by the Company other than for Cause.

Pay Ratio

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that the Company determine the ratio of the CEO’s total compensation (under the Summary Compensation Table definition) to that of the Company’s global median employee.

As permitted under the Dodd-Frank Act rules, and given that neither the Company’s employee population nor its compensation programs changed significantly since such time, the Company is using the same median employee as was used in fiscal 2018. As described in the fiscal 2018 proxy statement, in order to determine the median employee, the Company made a direct determination from its global employee population, excluding non-US locations to the extent that the total employees excluded in these locations in aggregate did not exceed 5% of the total employee population. As a result, at that time the Company excluded 192 employees in the Philippines, 126 in Thailand, 66 in Indonesia, 63 in China, and 6 in Taiwan out of the global employee population of approximately 9,500. The employee population was evaluated as of March 31, 2018 and non-US compensation was converted to US dollars based on applicable exchange rates as of that date. The Company established a consistently applied compensation measure inclusive of base pay, overtime, and incentives.

Based on the above determination, the total compensation (under the Summary Compensation Table definition) for fiscal 2020 for the median employee is $27,498. Using the CEO’s total compensation for fiscal 2020 of $1,034,615 under the same definition, the resulting ratio is 38:1.

Transaction with Executive Officer

During fiscal 2014, the Audit Committee reviewed and approved a transaction whereby the Company’s Trade group and Egg in the Hole Productions LLC, which is wholly-owned by Judith Newman, an executive officer of the Company, would enter into a publishing agreement for the publication of certain children’s books by the Company. Under the arrangement established at the time, an aggregate amount of $80,000 was payable to Egg in the Hole Productions LLC as advances against delivery of the manuscripts for the first four books in a children’s book series, all of which has been paid.  During fiscal 2015, the arrangement was extended to cover an additional series of two books, with an advance against delivery of $30,000, all of which has been paid for those titles. In fiscal 2018, the Company agreed to publish an additional title and paid an advance of $12,500 for that title. In fiscal 2019, the Company agreed to publish another title and paid an advance of $15,000 for that title. In fiscal 2020, the Company agreed to publish two more titles in the series, with an advance against delivery of $20,000, all of which has been paid, for a total of $157,500 in advances for the publication of ten titles in total. The transaction, including the advance and royalty structure, is based on normal market rates for a project of this type. In fiscal 2014, the Audit Committee approved the proposed publishing project with Ms. Newman, since there was the potential for the aggregate amount of the transaction to exceed $120,000 at that time, which it since has. Additionally, Ms. Newman, who is the President of Scholastic Book Clubs, would not be involved in any decisions on the part of the Book Clubs group whether to include any of the books produced in the projected series as Book Club offerings.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding the Company’s equity compensation plans at May 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity Compensation plans approved by security holders
Common Stock	3,002,981	$36.43	3,749,962	(1)
Class A Stock	−	−	−
Equity Compensation plans not approved by security holders
Common Stock	−	−	−
Class A Stock	−	−	−
Total	3,002,981	$36.43	3,749,962

(1)

Includes 356,239 shares of Common Stock available at May 31, 2020 under the ESPP; 283,017 shares of Common Stock available at May 31, 2020 under the MSPP; 2,803,519 shares of Common Stock available at May 31, 2020 under the 2011 Plan and 307,187 shares of Common Stock available at May 31, 2020 under the 2017 Plan, which shares may be issued upon the exercise of stock options or upon vesting of restricted stock units.

Stock Ownership Guidelines

The HRCC adopted the Scholastic Corporation Senior Management Stock Ownership Guidelines (the “Stock Ownership Guidelines”) in 2002. The Stock Ownership Guidelines require certain members of senior management, including the Named Executive Officers, to maintain certain specified ownership levels of the Common Stock of the Company, based on a multiple of annual base salary, exclusive of bonuses or other forms of special compensation. The multiple applicable to the Chief Executive Officer is three times annual base salary and the multiple applicable to the other Named Executive Officers is two times annual base salary. The Stock Ownership Guidelines originally provided that, with respect to each person subject to them, they would be phased in over a five year period, which was subsequently extended to six years by the HRCC. For purposes of determining compliance with the Stock Ownership Guidelines, Common Stock includes all Common Stock and securities acquired through participation in any of the Company’s incentive, retirement or stock purchase plans based on the value of Common Stock, but excluding options to purchase Common Stock. At May 31, 2020, of the Named Executive Officers, only Mr. Robinson is currently subject to, and he exceeds, the stock ownership level specified under the Stock Ownership Guidelines. Ms. Lucchese is in her fourth year and Messrs. Cleary and Bedi are in their second year of being subject to the Stock Ownership Guidelines and are all subject to the six year phase-in rule and Ms. Quinton will be subject to the Stock Ownership Guidelines beginning with fiscal 2021.

MATTERS SUBMITTED TO STOCKHOLDERS

PROPOSAL 1:

ELECTION OF DIRECTORS

The Amended and Restated Certificate of Incorporation of the Company provides that the Class A Stockholders, voting as a class, have the right to fix the size of the Board so long as it does not consist of fewer than three or more than fifteen directors. The current Board consists of nine directors.

The Corporate Governance Guidelines of the Company provide that a director who has reached age 75 (other than Richard Robinson, for whom there is no retirement age) may not stand for re-election to the Board at the next annual meeting of stockholders, subject to the right of the Board, in its discretion, to nominate or re-nominate a person who has attained age 75 if it believes that, under the circumstances, it is in the Company’s best interests. At its July 22, 2020 meeting, the Board determined that it was in the best interests of the Company that Andrew Hedden, the Executive Vice President and General Counsel of the Company, who is now 79 and had previously been approved for re-nomination following reaching age 75, be re-nominated to continue to serve as a director, and, accordingly, Mr. Hedden is standing for re-election at the Annual Meeting.

The Board recommends that Class A Stockholders vote FOR each of the seven nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

The Board recommends that holders of the Common Stock vote FOR each of the two nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of the Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

Nominees for Election by Holders of Class A Stock

			Director
Name	Principal Occupation or Employment	Age	Since*

Richard Robinson	Chairman of the Board, President and Chief Executive Officer of the Company	83	1971

Andrés Alonso	CEO, Andrés A. Alonso LLC, Weehawken, NJ and Former Co-Chair, Public Education Leadership Project, Harvard University, Cambridge, MA	63	2015

Mary Beech	Chief Executive Officer, Sarah Flint, New York, NY	49	2018

Andrew S. Hedden	Executive Vice President, General Counsel and Secretary of the Company	79	1991

Peter Warwick	Consultant and Former Chief People Officer, Thomson Reuters, New York, NY	68	2014

Margaret A. Williams	Principal, M Williams Consulting, Westerly, RI	65	2010

David J. Young	Former Chairman and Chief Executive Officer of Hachette Book Group USA, New York, NY	69	2015

Nominees for Election by Holders of Common Stock

			Director
Name	Principal Occupation or Employment	Age	Since*

James W. Barge	Chief Financial Officer, Lions Gate Entertainment Corp., Santa Monica, CA	65	2007

John L. Davies	Private Investor, Washington, DC	70	2000

*	The dates set forth above indicate the date such director was elected as a director of the Company or its predecessor entity.

Richard Robinson. Mr. Robinson has served as Chairman of the Board of the Company and/or Scholastic Inc. since 1982, as Chief Executive Officer since 1975 and as President since 1974. He has held various executive management and editorial positions with the Company since joining in 1962.

Andrés Alonso. Dr. Alonso is an educational advisor to foundations and large urban school districts and state governments in the United States and Latin America.  He is the Former Co-Chair of the Public Education Leadership Project (PELP), a collaboration between principally the Harvard Graduate School of Education (HGSE) and Harvard Business School, as well as faculty of other Harvard schools, to support the effectiveness of leadership teams in large urban school districts in the United States. Dr. Alonso served as Professor of Practice at HGSE from 2013 to 2018, teaching on driving change, school reform and the leadership of instruction, and helping lead the Education Degree in Leadership Doctorate program.  Previously, he led the

Baltimore City Public Schools as Chief Executive Officer from 2007 to 2013.  From 2006 to 2007, Dr. Alonso served as Deputy Chancellor of Teaching and Learning, and from 2003 to 2006, as Chief of Staff for Teaching and Learning, at the New York City Department of Education. From 1987 to 1998, Dr. Alonso taught special needs and English language learners in the Newark, NJ, public school system. Dr. Alonso earned a BA from Columbia and a JD from Harvard Law School and practiced law in New York City from 1982 to 1984, prior to determining to enter the teaching profession. Dr. Alonso received a doctorate in education from Harvard in 2006. He is a trustee and former chair of the Carnegie Foundation for the Advancement of Teaching, a trustee of the William T. Grant Foundation, and a former trustee of Teachers College of Columbia University.  He is past chair of the Reporting and Dissemination Committee of the National Assessment Governing Board.

Mary Beech. Ms. Beech is the Chief Executive Officer of Sara Flint, an artisan-made luxury footwear brand for women. As such, she is responsible for the growth of the brand and business, with direct responsibility for finance, operations and logistics, merchandising and planning, production, marketing and customer experience. Prior to joining Sara Flint in February, 2020, Ms. Beech was the principal of MRB Brand Consulting, having also served as Executive Vice President and Chief Marketing Officer of Kate Spade New York, where she was responsible for all aspects of marketing (creative, visual merchandising, CRM, social, digital, strategy, and production) and communications for the brand, having been appointed as Senior Vice President and Chief Marketing Officer in 2013. From 2000 to 2013, Ms. Beech held various management, marketing, licensing and brand management positions at The Walt Disney Company, ultimately as its Senior Vice President, Global Licensing and Marketing for the Disney Pixar Animation licensing group. Prior to Disney, Ms. Beech also worked in marketing positions in the fashion industry, namely Ralph Lauren Corporation and Ann Taylor, Ltd. Ms. Beech is a graduate of Wake Forest University.

Andrew S. Hedden. In December 2008, Mr. Hedden joined the Company as its Executive Vice President, General Counsel and Secretary. Mr. Hedden was a partner of the law firm of Baker & McKenzie LLP from 2005 to November 2008, having previously been a partner with the law firm of Coudert Brothers LLP from 1975 to 2005.

Peter Warwick. Mr. Warwick has worked in the publishing and information industry for more than 35 years, having most recently served as the Chief People Officer of Thomson Reuters from 2012 until his retirement in 2018. Prior to that he was the Chief Operating Officer of the Professional division of Thomson Reuters and President and Chief Executive Officer of Thomson Reuters Legal. Mr. Warwick has also been President and Chief Executive Officer of Thomson Tax & Accounting and Chief Executive Officer of Thomson Legal & Regulatory Asia Pacific, where he was responsible for businesses in Australia, New Zealand, Hong Kong, Malaysia and Singapore. Prior to joining Thomson in 1998, he worked for twenty years in educational publishing at Pearson plc, including being Managing Director of Pitman Publishing, Deputy Chief Executive Officer of Longman and Chief Executive Officer of Pearson Professional.

Margaret A. Williams. Ms. Williams is a crisis communication and management consultant based in Westerly, RI. For fifteen years she was a founding partner of GriffinWilliams Critical Point Management, a Washington DC. firm, helping clients navigate external communications and management challenges. From 2014 to 2017, Ms. Williams took leave from her consulting business to serve as director of Harvard’s Institute of Politics. Ms. Williams held numerous senior leadership, management, strategic and crisis communications positions at the White House and other public and private institutions over the course of a political and children’s advocacy career spanning nearly three decades. During the Clinton administration, Ms. Williams served as assistant to the President and chief of staff to First Lady Hillary Clinton, the first person to hold both positions concurrently.  She is a former president of Fenton Communications; served as director of communications for the Children’s Defense Fund; and was deputy director of media relations for the Center on Budget and Policy Priorities.  Ms. Williams began her public service career in 1977 as a staffer for Rep. Morris K. Udall of Arizona, a national leader in the conservationist and environmental movements. She is vice chair of the Rhode Island School of Design (RISD) board of trustees and has served on the boards of the Milano Graduate School of Management and Urban Policy at the New School University; the Harvard University’s Institute of Politics; Brandeis University’s Eli Segal Citizen Leadership Program and as the Director of the Institute of Politics at Harvard’s John F. Kennedy School of Government.  Ms. Williams holds a MA from the Annenberg School of Communication at the University of Pennsylvania and BA in Politics from Trinity College, Washington DC.

David J. Young. Mr. Young is a former Chairman and Chief Executive Officer of Hachette Book Group USA and spent forty-five years in the publishing industry. In 1970, he started his career at Thorsons, which had been founded by his grandfather and later purchased by Harper Collins. Mr. Young then held various positions at Harper Collins until he became the Managing Director of Little Brown and Company in 1996 and, in 2000, the Chief Executive Officer of the Time Warner Book Group, the parent company of Little Brown and Company. From 2005 to 2013, he was the Chief Executive Officer of Hachette Book Group USA, then moving to become the Deputy CEO of Hachette UK until his retirement in December 2015. During his career, Mr. Young served on a number of publishing association boards including serving as Chair of the Association of American Publishers during 2012-13 and as the President of the Book Trade Benevolent Society from 2013-2017. Mr. Young is a board member of Tate Enterprises, Millbank, London, and is the Chairman of Canongate Books Ltd., the Scottish independent publisher.

James W. Barge. Mr. Barge is the Chief Financial Officer of Lions Gate Entertainment Corp., where he has oversight of all financial operations, information technology, and planning and setting strategy as a member of the Company’s Executive Committee. From 2010 to 2012, he served as the Executive Vice President, Chief Financial Officer of Viacom Inc., having served as its Executive Vice President, Controller, Tax and Treasury since January 2008. He was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007 with company-wide responsibilities encompassing financial oversight of Time Warner’s various business units, including publishing operations Time Inc., Little Brown, and Warner Books.  Prior to joining Time Warner in 1995, Mr. Barge held several positions at Ernst & Young, including Area Industry Leader of the Consumer Products Group and National Office Partner, where he was responsible for the resolution of SEC accounting and reporting matters.  While at Ernst & Young, Mr. Barge served clients across a wide variety of industries, and larger client responsibilities included The Coca-Cola Company and Warner Bros. Mr. Barge is an Emeritus member of the Alumni Board for the Terry College of Business at the University of Georgia.

John L. Davies. Mr. Davies is a private investor. Mr. Davies retired from AOL in 2002, which he had joined in 1993 as Senior Vice President. In 1994, he founded AOL International, where he served as President until becoming Senior Advisor in 2000. He was also a director of Tickets.com Inc. until March 2005 when it became a private company.

The Board and the Nominating and Governance Committee believe that the diverse backgrounds and experience of the current members of the Board combine to provide the Company with the perspectives and judgment needed to provide the necessary guidance and oversight of the Company’s business and strategies. The qualifications of the members of the Board include:

Richard Robinson

•	Executive, business and operational experience as the Company’s Chairman since 1982, CEO since 1975 and President since 1974.
•	Demonstrated leadership skills, business expertise and commitment to the Company’s mission.
•	Son of the Company’s founder and principal shareholder of the Company.
•	Substantial knowledge of and experience in publishing books, magazines and digital programs for trade, consumer and educational markets, as well as experience in direct marketing and ecommerce.
•

Significant experience involving the market for educational instructional and curricula materials through his building of the business now constituting the Company’s Education segment on behalf of the Company.

•

Critical understanding of the education and school markets in which the Company operates and the key relationships with teachers, administrators, parents and children developed by the Company through the schools.

Andrés Alonso

•	Significant experience in all areas of public education as a teacher and administrator centered on challenges and issues involved in urban public education and school systems.
•

Administrative, management and operational experience through responsibility as head of a major city school system, the Baltimore public school system, and the issues involved in managing and operating school districts and education departments.

•	An innovative leader in education reform and developing new strategies to succeed in the education of children, the primary mission of public education.
•

Significant experience through his leadership in urban city school districts in working with and fostering communication and common ground among all of the communities which the Company serves - teachers, educators, parents and children.

Mary Beech

•	Significant executive and management experience in all aspects of marketing (creative, visual merchandising, CRM, social, digital, strategy, and production).

•	Deep understanding of devising and executing digital strategies for consumer-facing products.
•	Leadership experience with prior direct responsibility for the marketing, licensing, project management, finance, production, and creative and content development for media properties.
•	Extensive understanding of operations and brand and product strategy for multinational companies.

Andrew S. Hedden

•	Management and legal experience as the chief legal officer of the Company.
•	Significant transactional and compliance experience through previous partnership positions with two international law firms.
•	Extensive legal, regulatory and policy experience.

Peter Warwick

•	Significant executive, business and operational experience in both educational and information publishing.
•	Experience of successfully managing businesses that combine books and journals with online and software products and services, and managing the transition from print to digital.
•	Significant international experience, holding executive positions in the U.K., Asia Pacific and U.S.
•	Knowledge and experience of the critical role of human resources as the former Chief People Officer of a publicly-held company with over 50,000 employees globally.

Margaret A. Williams

•	Significant experience with the political process, as well as diverse activities in the public sphere.
•

Extensive experience as a consultant, with significant communications expertise involving communication with many constituencies, including children, parents and teachers, the Company’s primary customer base.

•	Through prior independent consulting assignments has acquired a deep understanding of the Company, its mission and its strategic vision.
•	Extensive experience as a crisis communication strategist.
•	Significant experience in organizational and transitional management issues as advisor to corporate and non-profit clients.
•	Trustee or director of educational organizations.

David J. Young

•	Executive, business and operational publishing experience as a former Chairman and Chief Executive Officer of Hachette Book Group USA and Deputy CEO of Hachette UK.

•	Over forty years of executive and management experience in the publishing field.
•	Substantial additional industry expertise and product knowledge in publishing operations on a global basis.
•	Engagement in numerous publishing association activities, including previously serving as Chair of the Association of American Publishers.

James W. Barge

•	Significant executive and management experience in media and entertainment.
•	Extensive understanding of financial operations, treasury, tax, accounting, risk management and finance matters for multinational media companies.
•	Significant experience in using technology to achieve business objectives.
•	Significant experience in financial reporting and accounting and financial control matters involving publicly-traded companies.
•	Broad financial experience, including experience as a certified public accountant.

John L. Davies

•	Substantial media industry knowledge and executive, marketing, business and operational experience as a former Senior Vice President of AOL.
•	Significant international experience as the founder of AOL International.
•	Investor and shareholder in several public and privately held companies.

Board Leadership Structure and Risk Oversight

The Board of Directors has adopted a structure whereby the Chief Executive Officer and principal stockholder of the Company, Mr. Richard Robinson, is the Chairman of the Board. The Board believes that having Mr. Robinson as Chairman provides strong leadership for the Board and critical thinking with respect to the Company’s strategy and performance and helps ensure that shareholder interests are well represented during Board deliberations. The Board considers the Chief Executive Officer’s participation to be important to provide information and insight about the Company’s business and its operations directly available to the directors in their deliberations. In the context of this structure, the Board has also approved the formal designation of a Lead Independent Director, as discussed under “Lead Independent Director” below.

The Board believes that risk oversight is the responsibility of the Board as a whole and not of any one of its committees. The Board periodically reviews the processes established by management to identify and manage risks, communicates with management about these processes and receives regular reports from each of its committees concerning, among other things, risks arising within their areas of responsibility. To facilitate the Board’s risk oversight, the Board has delegated certain functions (including the oversight of risks related to these functions) to various Board committees. The Audit Committee generally evaluates the risks related to the Company’s financial reporting process and oversees the Company’s general risk identification and risk management processes. The Human Resources and Compensation Committee evaluates the risks presented by the Company’s compensation and retirement programs and takes into account these risks when making compensation decisions. The Nominating and Governance Committee evaluates whether the Board has the requisite core competencies to respond to the risks that the Company faces. The Technology and Data Management Committee provides oversight in respect to the risk profile of the Company as it relates to the Company’s computer systems and computer software applications, infrastructure and platforms, including the security of systems and information databases, as well as competitive, marketplace and financial risks in connection with technology. Additionally, the Technology and Data Management Committee periodically reviews specific systems risk areas, including disaster recovery preparedness, security against data breaches and the identification of data breaches, reliability of systems performance and systems obsolescence, as well as the Company’s privacy (including the treatment of personally identifiable information (PII) and other customer data), data retention and data protection policies and practices. The roles and responsibilities of these committees are discussed in more detail below.  Although the Board has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

As a result of the nature, impact and continuing circumstances resulting from the presence of the COVID-19 pandemic, the Board and the relevant Board Committees have taken an active and heightened role in the risk management process relating to the Company’s identification of the significant risks presented by the pandemic and the strategies and actions being implemented on a continuous basis by the Company in order to deal with these risks, including both financial risks relating to the impact of COVID-19 on the business of the Company and the actions implemented in the human resources context of the pandemic, including, in particular, the health and safety of employees and measures, such as the closing of facilities, converting to a remote working environment, and other employee actions, including reduced workweeks and furloughs, necessitated to deal with the impact of COVID-19.

Meetings of the Board and its Committees

Five regular meetings of the Board were held during the fiscal year ended May 31, 2020. All incumbent directors attended 75% or more of the aggregate of such meetings and of the meetings held during the fiscal year by all standing committees of the Board of which they were a member.

The Board currently has five standing committees: Audit; Executive; Human Resources and Compensation; Nominating and Governance; and Technology and Data Management. All members of the Audit, Human Resources and Compensation and Nominating and Governance Committees are independent directors, as defined under NASDAQ listing standards. All committee members are appointed by the Board on an annual basis each September. Each committee operates under a written charter establishing its roles and responsibilities, which can be found in the Investor Relations section of the Company’s website, investor.scholastic.com, and regularly reports to the Board on its deliberations and actions, which are also submitted to the Board for ratification as appropriate. In September 2018, the Board decided to eliminate the Retirement Plan Committee (“RPC”) given that the Company’s Retirement Plan was terminated and all balances were distributed in December 2017. The HRCC then took over the duties of the RPC in connection with the fiduciary responsibilities under the Company’s 401(k) Plan. The duties and responsibilities of all the Board committees are reviewed regularly and are outlined below.

Executive Committee. Richard Robinson (Chairperson), John L. Davies and Peter Warwick are the current members of the Executive Committee. In the intervals between meetings of the Board, the Executive Committee is authorized to exercise, with certain exceptions, all of the powers of the Board in the management of the business and affairs of the Company. No meetings of the Executive Committee were held during the fiscal year ended May 31, 2020.

Audit Committee. James W. Barge (Chairperson), John L. Davies and Peter Warwick are the current members of the Audit Committee. Each member of the Audit Committee is independent, as defined under NASDAQ listing standards and applicable SEC regulations. The Board has determined that all of the current Audit Committee members are “financially literate,” as defined under NASDAQ listing standards, and that Mr. Barge qualifies as a designated financial expert based upon his business and professional experience as described previously in this proxy statement. The Audit Committee reviews the corporate accounting and financial reporting practices of the Company, including its disclosure and internal controls, and the quality and integrity of the financial reports of the Company, including a review of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The Audit Committee also appoints the Company’s independent public registered accountants and pre-approves any non-audit services to be provided by them, as further described in this proxy statement under “Independent Registered Public Accountants.” The Audit Committee discusses with the Company’s internal auditors and independent registered public accountants the overall scope and plans for their respective audits and meets with both the internal auditors and independent public registered accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s disclosure and internal controls and the overall quality of the Company’s financial reporting. The Company fully outsources its internal audit function to one of the big four accounting firms that is not its independent registered public accountants, which functions as the Company’s internal audit team and reports directly to the Audit Committee. The Audit Committee periodically reviews and approves all “related party transactions,” as defined in SEC regulations. The Audit Committee held four meetings during the fiscal year ended May 31, 2020.

Human Resources and Compensation Committee. John L. Davies (Chairperson), Peter Warwick, Margaret A. Williams and David J. Young are the current members of the Human Resources and Compensation Committee (the “HRCC”). Each member of the HRCC is independent, as defined under the current applicable NASDAQ listing standards, and also meets certain additional criteria so that the Company qualifies for available exemptions pursuant to Rule 16b-3 under the Exchange Act. For a description of the duties and responsibilities of this committee, see “Corporate Governance-HRCC Procedures” below. In addition to its human resources responsibilities, the HRCC Committee acts on behalf of the Board in its capacity as settlor of the trust underlying the Company’s 401(k) Plan (the “401(k) Plan”) and with respect to the powers enumerated therein, including the power to amend or terminate the 401(k) Plan. The HRCC Committee also oversees the Administrative Committee, comprised of Company employees who are responsible for the day-to-day administration of the 401(k) Plan, and approves the appointment of one or more trustees, or other professionals, necessary for the proper administration and operation of the 401(k) Plan. The HRCC held four meetings during the fiscal year ended May 31, 2020.

Nominating and Governance Committee. Margaret A. Williams (Chairperson), Andrés Alonso and James W. Barge are the current members of the Nominating and Governance Committee. Each member of the Nominating and Governance Committee is independent, as defined under NASDAQ listing standards. The Nominating and Governance Committee identifies and recommends to the Board candidates for election as directors and recommends any changes it believes desirable in the size and composition of the Board as well as Board committee structure and membership. The Nominating and Governance Committee also administers Scholastic’s Corporate Governance Guidelines (the “Guidelines”), reviews performance under, and compliance with, the Guidelines and the content of the Guidelines annually and, when appropriate, recommends updates and revisions of the Guidelines to the Board. In addition, the Nominating and Governance Committee oversees the Board self-assessment process. The Nominating and Governance Committee held two meetings during the fiscal year ended May 31, 2020.

Technology and Data Management Committee. David J. Young (Chairperson), Andrés Alonso, Mary Beech and Peter Warwick are the current members of the Technology and Data Management Committee. The primary objectives of the Technology and Data Management Committee are, as more fully described under “Board Leadership Structure and Risk Oversight” above, (i) to provide assistance to the Board in fulfilling its oversight responsibilities with respect to monitoring the risk profile of the Company as it relates to the Company’s computer systems and software applications, including cyber security, as well as the Company’s privacy, data retention and data protection policies, and reporting its observations to the full Board; (ii) to provide oversight and guidance in respect to the Company’s information databases and the uses of such data by the Company’s operating businesses in the business activities of the Company; and (iii) to provide guidance in respect to the Company’s product development process, including design and relevant technologies, with the objectives of enhancing the customer experience and driving customer satisfaction and the Company’s business success. The Technology and Data Management Committee held three meetings during the fiscal year ended May 31, 2020.

Corporate Governance

As part of the Company’s corporate governance practices, the Board has adopted the Guidelines, as amended, which are summarized below. The full text of the Guidelines is available in the Investor Relations section of the Company’s website, investor.scholastic.com. Stockholders may also obtain a written copy of the Guidelines at no cost by writing to the Company, Attention Corporate Secretary, at Scholastic Corporation, 557 Broadway, New York, NY 10012. In addition to the Guidelines, the Board believes that the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers, described below, as well as the Committee charters, all of which have been approved by the Board, are vital to securing the confidence of the Company’s stockholders, customers, employees, governmental authorities and the investment community.

Independent Directors. The Guidelines require a majority of independent directors and provide for a board of nine to fifteen directors. The Nominating and Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with applicable legal requirements, including NASDAQ listing standards and the federal securities laws. The Board has determined that all persons who served on the Board in fiscal 2020, other than Mr. Robinson and Mr. Hedden, who are executive officers of the Company, are independent, as defined in the NASDAQ listing standards.

Lead Independent Director. The Guidelines provide for a Lead Independent Director, and Mr. Barge was appointed by the non-employee directors of the Company (the “Outside Directors”) as the current Lead Independent Director following the 2015 annual meeting of stockholders. As described in the Guidelines, the Lead Independent Director presides at executive sessions of the Board involving only the independent directors and serves as the liaison between the Chairman and Chief Executive Officer and the independent directors (unless the matter under consideration is within the jurisdiction of one of the Board’s committees). Among other matters, the independent directors, meeting in executive session, consider items they would like included in future Board agendas, the flow of information to directors, relevant Board corporate governance matters and any other topics or issues which any of the independent directors desires to raise in executive session. The Lead Independent Director is responsible for advising the Chairman and Chief Executive Officer of decisions reached or suggestions made at executive sessions.

Communication with the Board. Individuals may submit communications to the Board, or to the non-management directors individually or as a group, by sending the communications in writing to the attention of the Corporate Secretary of the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the appropriate directors by the Corporate Secretary.

Director Nomination Process. The Nominating and Governance Committee periodically reviews with the Board the requisite skills, competencies and characteristics of new directors, as well as the composition of the Board as a whole. The Nominating and Governance Committee makes an assessment of the suitability of candidates for election to the Board, taking into account diversity, independence, character, judgment and relevant business experience, as well as their appreciation of the Company’s mission, values and credo. In particular, the Board focuses on identifying the potential contribution any candidate can make to the diversity of backgrounds, experience and competencies which it desires to have represented on the Board.

The Nominating and Governance Committee does not believe it is currently necessary or appropriate to adopt specific, minimum objective criteria for new director nominees. Stockholders may propose nominees for Board membership for consideration by the Nominating and Governance Committee by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to the Nominating and Governance Committee, Attention: Corporate Secretary at Scholastic Corporation, 557 Broadway, New York, NY 10012. The Nominating and Governance Committee will consider all director candidates properly submitted by stockholders in accordance with the Company’s Bylaws and Corporate Governance Guidelines using the same criteria that it uses to select directors for non-stockholder nominees. The Nominating and Governance Committee also considers such other relevant factors as it deems appropriate, including the balance of independent and non-independent directors, the need for Audit Committee or other relevant expertise or to add particular competencies, and the qualifications of other potential nominees. Although there is no specific policy regarding diversity, the Nominating and Governance

Committee seeks to achieve diversification in the qualifications of nominees, such as different types of business or academic experience or expertise in different industries, professions and geographic areas.

Use of Executive Search Firms. From time to time, the Company has retained the services of executive search firms to assist it in identifying possible candidates for nomination for election to the Board. In fiscal 2018, the Company retained Egon Zehnder who identified Mary Beech as a suitable candidate for election as a director at the 2018 Annual Meeting of Stockholders.

Policy regarding Age and Tenure. In July 2014, the Nominating and Governance Committee recommended to the Board and the Board approved amendments to the Corporate Governance Guidelines addressing director age and tenure. The amendments provide (i) in the case of age, for a retirement age of 75 and that a director who has reached age 75 (other than Richard Robinson, for whom there is no retirement age) may not stand for re-election to the Board at the next annual meeting of stockholders following such director reaching age 75, subject to the right of the Board, in its discretion, to nominate or re-nominate a person who has attained age 75 for election if it believes that, under the circumstances, it is in the Company’s best interests, and (ii) in the case of tenure, while no term limits shall apply, a director’s tenure as a member of the Board of Directors, including continued assessment of the director’s independence, will be considered, among other factors, in connection with re-nomination.

Board Meetings and Executive Sessions. Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibilities. Directors are expected to attend meetings of the Board and the committees on which they serve, whether in person, either physically or through virtual meetings, or by telephone. Management provides all directors with an agenda and relevant written materials as available in advance of each meeting. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed any materials provided in advance of the meeting. As previously discussed, the Board regularly meets in executive session with only the independent directors present, and Mr. Barge presides over those sessions as Lead Independent Director.

Director Attendance at Company Annual Meetings of Stockholders. Directors are encouraged to attend the Company’s annual meetings of stockholders. All of the directors attended the 2019 Annual Meeting.

Annual Self-Assessment. The Board generally makes an annual self-assessment of its performance with a particular focus on key metrics related to Board performance and overall effectiveness. The Nominating and Governance Committee is responsible for overseeing the self-assessment process.

Access to Management and Advisors. Directors have access to the Company’s management and, as necessary and appropriate, the Board and its committees may retain outside legal, financial or other advisors.

Investment Expectations of Directors. Directors are encouraged to own Company stock in an amount that is appropriate for them, although the Company does not have any formal equity ownership requirements for members of the Board.

Scholastic Code of Ethics and Code of Ethics for Senior Financial Officers. The Company has implemented a Code of Ethics applicable to its employees and directors and a Code of Ethics for Senior Financial Officers. The Scholastic Code of Ethics operates as a tool to help Scholastic’s employees and directors understand and adhere to high ethical standards required for employment by, or association with, the Company. The Scholastic Code of Ethics contains procedures for employees to report to the Audit Committee any concerns with regard to any questionable accounting, internal control or auditing matters. The Code of Ethics for Senior Financial Officers provides fundamental ethical principles to which the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller are expected to adhere. Both the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers are available in the Investor Relations section of the Company’s website, investor.scholastic.com. Additionally, these documents are available in print to any stockholder requesting a copy.

Hedging Policy. The Company has not, to date, adopted a specific stand-alone hedging policy.  However, the Company’s written policy on insider trading also contains prohibitions on certain types of hedging activities by employees, including prohibitions on short sales of the Company’s stock, as well as sales of uncovered call or put options and purchases of put options on the Company’s stock.  The Company has no reason to believe that its directors and executive officers have been engaged in any hedging transactions in violation of such prohibitions, but it will continue to monitor securities transaction activities and may in the future adopt additional specific restrictions on hedging activities.  The Company has on occasion permitted executives and directors to pledge shares of Common Stock in support of bona fide loans for legitimate purposes, including, as noted under “Principal Holders of Class A Stock and Common Stock” and “Share Ownership of Management” above, Messrs. Robinson and Barge.

HRCC Procedures. Under its charter, the HRCC is required to meet at least three times per year. In practice the HRCC has been meeting on at least a quarterly basis to deal generally with compensation matters, including reviewing regulatory developments that may impact the Company’s compensation arrangements and considering amendments or modifications to compensation and benefit plans. At its regular meeting in July of each year, the HRCC reviews the Company’s financial and operating results for the most recent fiscal year and determines whether the relevant performance criteria required for the payment to the Named Executive Officers of annual bonuses under the MIP for such year have been satisfied and, if so, considers and approves the actual amounts of any such payouts. Also, at that meeting or its September meeting, the HRCC establishes performance criteria for annual bonuses to be awarded under the MIP for the current fiscal year. At its regular meeting in September, the HRCC customarily considers and approves any changes in base salary of senior executive officers, including the Named Executive Officers.

Under the Company’s current practice, equity-based compensation awards under the Company’s stock incentive plans are typically considered and made each year at the scheduled September meeting of the HRCC, which occurs shortly before the announcement of the Company’s earnings for its first fiscal quarter. However, as discussed on page 16, no grants of equity-based compensation were made to the Named Executive Officers during fiscal 2020. Except in limited circumstances, other than in connection with grants being made to new hires, the HRCC does not generally grant equity awards to Named Executive Officers at other times during a given year and, in such cases, the grants would normally be made by the HRCC at one of its other regularly scheduled meetings.

All equity awards are made at fair market value on the date of grant, which is no earlier than the date on which the HRCC approves the grant. Under the 2011 Plan, fair market value is deemed to be the average of the high and low market prices of the Common Stock on the date of grant.

The HRCC annually reviews the performance of the Company’s Chief Executive Officer and recommends his compensation for review and revision or approval by the Board. The compensation of the executive officers who report directly to the Chief Executive Officer is recommended by him to the HRCC, which reviews and revises or approves the recommendations as the HRCC deems appropriate. The forgoing practices are conducted with the assistance of the Company’s Human Resources Department and, as requested, input from the compensation consultant, Pay Governance LLC, retained by the HRCC.

The HRCC has the authority and discretion to retain such external compensation consultants as it deems appropriate. The HRCC looks to its consultants to periodically review and advise the HRCC regarding the adequacy and appropriateness of the Company’s overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the HRCC or management. Compensation decisions are made by, and are the responsibility of, the HRCC and the Board and may reflect factors and considerations other than the information and recommendations provided by the HRCC’s consultants.

As an annual practice, the HRCC reviews certain factors relative to the independence status of the Company’s compensation consultants, Pay Governance LLC.  After such review, in fiscal 2020, the HRCC unanimously determined that Pay Governance LLC was independent.  Pay Governance LLC performs no services for the Company other than to the HRCC in relation to compensation matters.

Procedures for Approval of Related Person Transactions. The Company does not generally engage in transactions in which its executive officers or directors, any of their immediate family members or any of its 5% stockholders have a material interest, with the exception of legal fees paid to Baker & McKenzie LLP, a law firm of which Andrew S. Hedden, a director and executive officer of the Company, was a partner prior to joining the Company. The use of Baker & McKenzie for legal services is periodically presented to the Audit Committee for its review. In fiscal 2014, the Audit Committee also reviewed and approved a transaction with a company owned by an executive officer, Judith Newman, which is described in “Transaction with Executive Officer” on page 31 herein, and, in July 2019, reviewed and approved a now completed consulting arrangement with Mary Beech, a Director, which is described in “Consulting Agreement with Director” on page 47 herein. The Scholastic Code of Ethics, which is posted on investor.scholastic.com, sets forth standards applicable to all employees, officers and directors of the Company and generally prohibits, unless disclosed and approved, transactions that could otherwise result in a conflict of interest. Any waiver of the Scholastic Code of Ethics for any executive officer or director of the Company requires the approval of the Audit Committee. Any such waiver would be disclosed on the Company’s website, investor.scholastic.com, and on a Current Report on Form 8-K filed with the SEC.

Director Compensation

For fiscal 2020, each Outside Director of the Company was entitled to receive a cash retainer of $75,000 for his or her services as a director, and each Committee chairperson was entitled to receive additional amounts for the chairperson’s duties at the rate of $5,000 for the Technology and Data Management Committee chairperson; $15,000 in the case of each of the chairpersons of the Nominating and Governance Committee and the HRCC; and $20,000 for the chairperson of the Audit Committee.  However, at its March 17, 2020 meeting, upon recommendation of the HRCC, the Board approved a 20% reduction in the cash compensation, including the retainer and chairperson’s fees, payable in respect to the fourth quarter of the 2020 fiscal year, consistent with the salary reductions applicable to senior management, including the Named Executive Officers, as discussed on page 13 of this proxy statement, which reductions are reflected in the compensation table below.

In addition, the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan (the “2017 Plan”), provides for annual equity awards to the Outside Directors on the date of each annual meeting of stockholders. The Board, at its July 2019 meeting, determined that, for fiscal 2020, stock options and restricted stock units would be awarded to each Outside Director having a combined value of $90,000, with 60% of such value to be awarded as restricted stock units and 40% of such value to be awarded as stock options. Under the 2017 Plan, the fair value of the stock options was determined based upon the Black-Scholes model of calculating the fair value of a stock option, including the use of the exercise price equal to the fair market value of a share of Common Stock on September 18, 2019, the date of the 2019 Annual Meeting of Stockholders, and the fair value of the restricted stock units was based upon the fair market value of a share of Common Stock on the same date. Pursuant to the terms of the 2017 Plan, the stock options and restricted stock units vest on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders following the date of grant. Accordingly, with regard to the grant of stock options and restricted stock units made on September 18, 2019, the entire grant vests on September 18, 2020. The stock options granted on September 18, 2019 will expire on September 18, 2029.

Under the terms of the Scholastic Corporation Directors’ Deferred Compensation Plan, directors are permitted to defer 50% or 100% of their cash retainers and other fees. Deferred amounts accrue interest at a rate equal to the 30-year United States Treasury bill rate, and are paid in cash upon the later of termination from Board service or the end of the deferral period, unless paid earlier due to death, disability, change-of-control of the Company or severe financial hardship. None of the Outside Directors currently participate in such plan.

The following table summarizes the total compensation provided by the Company to the Outside Directors for the fiscal year ended May 31, 2020.

Fiscal Year 2020 Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Change in Pension Values and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Andrés Alonso	$71,250	$53,961	$36,029	$0	$0		$161,240
James W. Barge	$90,250	$53,961	$36,029	$0	$0		$180,240
Mary Beech	$71,250	$53,961	$36,029	$0	$105,000	(5)	$266,240
John L. Davies	$85,500	$53,961	$36,029	$0	$0		$175,490
Peter Warwick	$71,250	$53,961	$36,029	$0	$0		$161,240
Margaret A. Williams	$85,500	$53,961	$36,029	$0	$0		$175,490
David J. Young	$76,000	$53,961	$36,029	$0	$0		$165,990

(1)

Richard Robinson, the Company’s Chairman, President and Chief Executive Officer, and Andrew S. Hedden, Executive Vice President and General Counsel, do not receive compensation for their service as a director.

(2)	Includes the 20% reduction of the fourth quarter’s retainer and chairperson fees, as discussed above.
(3)

Represents the aggregate grant date fair value of restricted stock units granted in fiscal 2020 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. Each Outside Director had 1,372 restricted stock units outstanding as of May 31, 2020, and the fair value of such restricted stock units on the grant date, computed in accordance with FASB ASC Topic 718, was $39.33 per restricted stock unit. The difference between the amounts listed above and the $54,000 (60% of $90,000) is due to rounding.

(4)

Represents the aggregate grant date fair value of stock options granted in fiscal 2020 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. For each Outside Director who received an option award during fiscal 2020, the fair value of such award on the grant date, computed in accordance with FASB ASC Topic 718, was $10.38 per option. The difference between the amounts listed above and the $36,000 (40% of $90,000) is due to rounding. At May 31, 2020, Dr. Alonso had 13,147 options outstanding; each of Mr. Barge and Ms. Williams had 27,218 options outstanding; each of Ms. Beech and Mr. Davies had 6,192 options outstanding; Mr. Warwick had 15,455 options outstanding; and Mr. Young had 12,892 options outstanding.

(5)	Represents consulting fees paid to Ms. Beech under the consulting agreement discussed below.

Consulting Agreement with Director

At its July 23, 2019 meeting, the Audit Committee reviewed and approved the Company entering into a consulting agreement with MRB Brand Consulting, LLC (“MRB”), a consulting business of which Mary Beech, a Director of the Company, is the founder and Principal.  The consulting agreement (the “Agreement”) was entered into on July 25, 2019 between the Company and MRB and provided for MRB, through the services of Ms. Beech, to undertake a consulting assignment on behalf of the Company pursuant to which, among other deliverables, Ms. Beech would provide a three year Scholastic brand marketing strategy designed to be customer-centric, revenue-generating and future-focused, as well as a proposal for an optimized marketing organization and an adoption plan directed at implementation steps relating to the foregoing deliverables.  Ms. Beech was requested to undertake this consulting assignment in view of her marketing expertise and prior marketing experience in her prior positions with The Walt Disney Company and Kate Spade New York, as well as her knowledge of and familiarity with the Company and its current internal processes in the context of the Company’s strategic plan. During fiscal 2020, Ms. Beech completed all of the services, including providing all deliverables, in accordance with the terms of the Agreement and was paid a total of $105,000, which amount is included in the director compensation summary table above.

At the time of the approval of the Agreement by the Audit Committee, the Board separately considered the effect of the consulting arrangement on the status of Ms. Beech as an “independent” director and concluded that, based on the limited period of the consulting engagement and the nature of the engagement, including its limited scope relating to the marketing activities of the Company, as well as the anticipated level of the consulting fees being below $120,000, the consulting engagement would not, in the Board’s opinion, create a relationship with the Company that would interfere with the exercise by Ms. Beech of her independent judgment in carrying out her responsibilities as a Director during the period of the engagement.

PROPOSAL 2:

ADVISORY VOTE TO APPROVE FISCAL 2020 COMPENSATION
AWARDED TO NAMED EXECUTIVE OFFICERS

As required under the Exchange Act, the Company is seeking an advisory, non-binding vote of the Class A Stockholders with respect to the compensation awarded to its Named Executive Officers for fiscal 2020. The Company’s executive compensation programs and compensation paid to its Named Executive Officers are described in the “Compensation Discussion and Analysis,” compensation tables and narrative discussion beginning on page 10 of this proxy statement. As described more fully in the “Compensation Discussion and Analysis,” the HRCC oversees the Company’s compensation and benefits programs as they relate to senior management and the compensation awarded thereunder, adopting changes to the programs and awarding compensation as it determines appropriate to reflect the Company’s circumstances and to promote the main objective of the programs: to motivate members of senior management, including the Named Executive Officers, in order to increase value for stockholders by facilitating the long-term growth of the Company.

If you are a Class A Stockholder, you may vote for or against the following resolution, or you may abstain. As an advisory vote, the result is non-binding on the Company and the Board. However, the Board and the HRCC will consider the outcome of the vote, along with other relevant factors, when making future compensation decisions for the Named Executive Officers.

RESOLVED, that the compensation paid to the Company’s Named Executive Officers for fiscal 2020, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables, and narrative discussion included in this proxy statement, is hereby APPROVED.

Recommendation

The Board recommends that the Class A Stockholders vote FOR the foregoing resolution.

The affirmative vote of a majority of the votes cast by the holders of the Class A Stock present and entitled to vote on this item at the Annual Meeting is required to approve this advisory proposal.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP (“EY”) to be the independent registered public accountants of the Company for the fiscal year ending May 31, 2021. A representative of EY will be present via the Internet at the Annual Meeting and will be afforded the opportunity to make a statement. Such representative will also be available to respond to appropriate questions.

The aggregate fees for professional services provided by EY to the Company were $5,449,450 for fiscal 2020 and $5,104,500 for fiscal 2019. The total fees for services provided by EY to the Company during the fiscal years ended May 31, 2020 and May 31, 2019 are summarized in the table below.

	Fiscal 2020	Fiscal 2019
	$	$
Audit Fees	$3,720,988	$3,773,600
Audit-Related Fees	$104,000	$126,900
Tax Fees	$1,624,462	$1,204,000
All Other Fees	$0	$0
TOTAL FEES	$5,449,450	$5,104,500

Type of Fee paid	Work performed
Audit Fees	Fees related to:
	•	the annual audit of the consolidated financial statements and internal control over financial reporting
	•	quarterly financial statement reviews
	•	statutory audits
Audit-Related Fees	Fees related to:
	•	benefit plan audits
Tax Fees	Fees related to:
	•	federal, state and international tax compliance
	•	domestic and international tax consulting

In fiscal 2020 and fiscal 2019, in accordance with Section 10A(i) of the Exchange Act, the Audit Committee approved the Audit Fees and also pre-approved all of the Audit-Related services and Tax services provided by EY. The Audit Committee’s non-audit services pre-approval policies require the receipt and analysis of a summary containing a description of the non-audit service proposed to be provided prior to commencement of the engagement. The Audit Committee then makes an evaluation as to whether the provision of the proposed non-audit service by EY will affect its independence and also considers the percentage of non-audit fees related to the total audit fees. If a non-audit service is required before the Audit Committee’s next scheduled meeting, the Audit Committee has delegated to its chair, currently Mr. Barge, the authority to approve such service on its behalf, provided that such action is reported to the Audit Committee at its next meeting.

AUDIT COMMITTEE’S REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2020 with the Company’s management. The Audit Committee has discussed with EY, the Company’s independent registered public accountants, the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee has also received the written disclosures and the letter from EY required by Rule 3526 of the PCAOB, and the Audit Committee has discussed the independence of EY with the firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee unanimously recommended to the Board (and the Board has approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2020 for filing with the SEC.

Audit Committee

James W. Barge, Chairperson
John L. Davies
Peter Warwick

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in the proxy materials regarding the 2021 Annual Meeting must ensure that such proposals are received by the Secretary of the Company not later than April 14, 2021 and that such proposals meet the other requirements contained in SEC Rule 14a-8. In order for a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4(c) for consideration at the 2021 Annual Meeting, but not included in the Company’s proxy materials, such proposal must be received no later than June 28, 2021. Nominations of individuals for election to the Board at 2021 Annual Meeting must be received by the Secretary of the Company no later than June 28, 2021.

OTHER MATTERS

The Board is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

By Order of the Board of Directors

Andrew S. Hedden
Secretary

SCHOLASTIC CORPORATION Proxy for Annual Meeting of Stockholders, September 23, 2020 (The Solicitation of This Proxy is Made on Behalf of the Board of Directors) The undersigned hereby appoints RICHARD ROBINSON and ANDREW S. HEDDEN, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held live via the internet at www.virtualshareholdermeeting.com/SCHL2020 on September 23, 2020 at 9:00 a.m. E.D.T. THIS PROXY IS CONTINUED ON THE REVERSE SIDE PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

SCHOLASTIC CORPORATION CLASS A STOCK PROXY Annual Meeting of Stockholders, September 23, 2020 The undersigned hereby votes the above number of shares of Class A Stock of Scholastic Corporation as follows: 1. For the election of: Richard Robinson, Andrés Alonso, Mary Beech, Andrew S. Hedden, Peter Warwick, Margaret A. Williams and David J. Young. FOR: WITHHOLD: FOR ALL EXCEPT: (Write the name(s) of the individuals nominee(s) for whom authority to vote in withheld on the line below): 2. For the approval of fiscal 2020 compensation awarded to Named Executive Officers. FOR: AGAINST: ABSTAIN: 3. In their discretion, the proxies will vote upon such other matters as may properly come before the meeting and as may properly be voted upon by the holders of Class A Stock. Date: Class A Stockholder No. of Shares: Please mark your vote as indicated in this example X

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 22, 2020 for shares held directly and by 11:59 p.m. Eastern Time on September 20, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting -Go to www.virtualshareholdermeeting.com/SCHL2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 22, 2020 for shares held directly and by 11:59 p.m. Eastern Time on September 20, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCHOLASTIC CORPORATION 557 BROADWAY NEW YORK, NY 10012 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D21987-P42752 s ! ! ! For All Withhold All For All Except Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SCHOLASTIC CORPORATION To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following:  Nominees: 01) James W. Barge 02) John L. Davies NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D21988-P42752 SCHOLASTIC CORPORATION Annual Meeting of Stockholders September 23, 2020 9:00 AM Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints RICHARD ROBINSON AND ANDREW S. HEDDEN, or either of them, each with the full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held virtually at www.virtualshareholdermeeting.com/SCHL2020, on Wednesday, September 23, 2020 at 9:00 A.M. Eastern Time, and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If you are a stockholder of record and no direction is given, this Proxy will be voted FOR the election of directors. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof. If all or a portion of the shares you are voting are a result of your being a participant in the Scholastic Corporation 401(k) Savings and Retirement Plan, then you may instruct the plan Trustee how to vote all full and fractional shares attributable to your account invested in the Scholastic Corporation Stock Fund on July 27, 2020 by completing the reverse side of this card and returning it by September 18, 2020. Continued and to be signed on reverse side